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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Patricia C. Dunn Chairman of the Board Mark V. Hurd Director, Chief Executive Officer and President	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Hewlett-Packard Company to be held on Wednesday, March 15, 2006 at 2 p.m., local time, at The Hyatt Regency Century Plaza, Los Angeles, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

Patricia C. Dunn Chairman of the Board	Mark V. Hurd Director, Chief Executive Officer and President

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS	2
Proxy Materials	2
Voting Information	3
Stock Ownership Information	7
Annual Meeting Information	8
Stockholder Proposals, Director Nominations and Related Bylaw Provisions	8
Further Questions	9
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	10
Board Policy Regarding Voting for Directors	10
Board Independence	10
HP's Director Independence Standards	10
Board Structure and Committee Composition	11
Consideration of Stockholder Recommendations for Director Nominees	15
Executive Sessions	16
Communications with the Board	16
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES	17
PROPOSALS TO BE VOTED ON	19
PROPOSAL NO. 1 Election of Directors	19
PROPOSAL NO. 2 Ratification of Independent Registered Public Accounting Firm	22
PROPOSAL NO. 3 Approval of the Hewlett-Packard Company 2005 Pay-for-Results Plan	23
PROPOSAL NO. 4 Stockholder Proposal entitled "Director Election Majority Vote Standard Proposal"	28
PROPOSAL NO. 5 Stockholder Proposal entitled "Recoup Unearned Management Bonuses"	30
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
Beneficial Ownership Table	33
Section 16(a) Beneficial Ownership Reporting Compliance	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
EXECUTIVE COMPENSATION	37
Summary Compensation Table	37
Option Grants in Last Fiscal Year	41
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	42
Long-Term Incentive Plans—Awards in Last Fiscal Year	43
Equity Compensation Plan Information	46
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	49
Pension Plan	59
Report of the HR and Compensation Committee of the Board of Directors on Executive Compensation	61
Stock Performance Graphs	70
PRINCIPAL ACCOUNTANT FEES AND SERVICES	71
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	72
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1
APPENDIX B: HR AND COMPENSATION COMMITTEE CHARTER	B-1
APPENDIX C: NOMINATING AND GOVERNANCE COMMITTEE CHARTER	C-1
APPENDIX D: HEWLETT-PACKARD COMPANY 2005 PAY-FOR-RESULTS PLAN	D-1

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Wednesday, March 15, 2006
Place	The Hyatt Regency Century Plaza, Los Angeles, California
Items of Business	(1) To elect directors
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2006
(3) To approve the Hewlett-Packard Company 2005 Pay-for-Results Plan
(4) To consider and vote upon a stockholder proposal entitled "Director Election Majority Vote Standard Proposal"
(5) To consider and vote upon the stockholder proposal entitled "Recoup Unearned Management Bonuses"
(6) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were an HP stockholder as of the close of business on January 17, 2006.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP stockholder as of the close of business on January 17, 2006 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the Hewlett-Packard Company 401(k) Plan or the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, also known as the Share Ownership Plan, your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 17, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers — Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.
By order of the Board of Directors,

ANN O. BASKINS Senior Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about January 24, 2006.

QUESTIONS AND ANSWERS

Proxy Materials

1.     Why am I receiving these materials?

The Board of Directors (the "Board") of Hewlett-Packard Company, a Delaware corporation ("HP"), is providing these proxy materials for you in connection with HP's annual meeting of stockholders, which will take place on Wednesday, March 15, 2006. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.     What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, HP's Board and Board committees, the compensation of directors and certain current and former executive officers for fiscal 2005, and other required information.

3.     How may I obtain HP's 10-K and other financial information?

A copy of our 2005 Annual Report, which includes our 2005 Form 10-K, is enclosed.

Stockholders may request another free copy of our 2005 Annual Report, which includes our 2005 Form 10-K, from:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, CA 94304
(866) 438-4771 (U.S. and Canada) or (202) 315-4211 (International)
http://investor.hp.com/docreq.cfm

Alternatively, current and prospective investors can access the 2005 Annual Report, which includes our 2005 Form 10-K and other financial information, on HP's Investor Relations web site at:

http://investor.hp.com/edgar.cfm

HP also will furnish any exhibit to the 2005 Form 10-K if specifically requested.

4.     How may I obtain a separate set of proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2005 Annual Report with 2005 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by contacting our proxy solicitor, Innisfree M&A Incorporated ("Innisfree"), at:

(877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
E-mail: info@innisfreema.com

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare at:

(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

If you hold shares beneficially in street name and you wish to receive a separate set of proxy materials in the future, please call Automatic Data Processing, Inc. (ADP) at:

(800) 542-1061

All stockholders also may write to us at the address below to request a separate copy of these materials:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, CA 94304

5.     How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above to request delivery of a single copy of these materials.

6.     How may I request an electronic copy of the proxy materials?

If you wish to request electronic delivery of proxy materials in the future, please sign up at:

http://www.hp.com/hpinfo/investor/financials/edelivery/

7.     What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each HP proxy card and voting instruction card that you receive.

Voting Information

8.     What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of HP's independent registered public accounting firm for the 2006 fiscal year

  •
  The approval of the Hewlett-Packard Company 2005 Pay-for-Results Plan

  •
  A stockholder proposal entitled "Director Election Majority Vote Standard Proposal"

  •
  A stockholder proposal entitled "Recoup Unearned Management Bonuses"

We also will consider any other business that properly comes before the annual meeting. See question 19 "What happens if additional matters are presented at the annual meeting?" below.

9.     How does the Board recommend that I vote?

Our Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of HP's independent registered public accounting firm for the 2006 fiscal year, "FOR" the adoption of the Hewlett-Packard Company 2005 Pay-for-Results Plan, and "AGAINST" each of the stockholder proposals.

10.   What shares can I vote?

Each share of HP common stock issued and outstanding as of the close of business on January 17, 2006, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's employee stock purchase plans and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had approximately 2,820,994,045 shares of common stock issued and outstanding.

11.   How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.   How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record of HP common stock with Internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards. Most HP stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record of HP common stock who live in the United States or Canada may submit proxies by following the "Vote by Phone" instructions on their proxy cards. Most HP stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of HP common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. HP stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

13.   What is the deadline for voting my shares?

If you hold shares as the stockholder of record, or through the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares in the Hewlett-Packard Company 401(k) Plan (the "HP 401(k) Plan"), your voting instructions must be received by 11:59 p.m. Eastern time on March 12, 2006 for the trustee to vote your shares.

If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

14.   May I change my vote?

You may change your vote at any time prior to the vote at the annual meeting, except that any change to your voting instructions for the HP 401(k) Plan must be provided by 11:59 p.m. Eastern time on March 12, 2006 as described above. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address below in question 27 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

15.   Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to HP management.

16.   How are votes counted?

In the election of directors, you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You also may cumulate your votes as described in question 18 "Is cumulative voting permitted for the election of directors?"

For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of HP's nominees to the Board, "FOR" ratification of HP's independent registered public accounting firm, "FOR" approval of the Hewlett-Packard Company 2005 Pay-for-Results Plan and "AGAINST" each of the stockholder proposals, and in the discretion of the proxy holders, Patricia C. Dunn, Mark V. Hurd and Ann O. Baskins, on any other matters that properly come before the meeting). For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m. Eastern time on March 12, 2006, your shares will be voted in proportion to the way the other HP 401(k) Plan participants vote their shares, except as may be otherwise required by law.

17.   What is the voting requirement to approve each of the proposals?

In the election of directors, the eleven persons receiving the highest number of "FOR" votes at the annual meeting will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

18.   Is cumulative voting permitted for the election of directors?

In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are eleven directors to be elected at the annual meeting, you may allocate 1100 "FOR" votes (eleven times 100) among as few or as many of the eleven nominees to be voted on at the annual meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you sign your proxy card or voting instruction card with no further instructions, Ms. Dunn, Mr. Hurd and Ms. Baskins, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

19.   What happens if additional matters are presented at the annual meeting?

Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ms. Dunn, Mr. Hurd and Ms. Baskins, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

20.   Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, IVS Associates, Inc.

21.   Who will bear the cost of soliciting votes for the annual meeting?

HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a base fee of $15,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

22.   Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

Stock Ownership Information

23.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most HP stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with HP's transfer agent, Computershare Investor Services LLC ("Computershare"), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by HP. As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote in person at the meeting. HP has enclosed a proxy card for you to use.

Beneficial Owner

        If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

24.   What if I have questions for HP's transfer agent?

Please contact HP's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services LLC
Shareholder Services
2 North LaSalle Street
Chicago, Illinois 60602
(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

A dividend reinvestment and stock purchase program is also available through Computershare. For information about this program, please contact Computershare at the following address or the phone number listed above:

Computershare Trust Company
Dividend Reinvestment Services
2 North LaSalle Street
Chicago, Illinois 60602

Annual Meeting Information

25.   How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were an HP stockholder or joint holder as of the close of business on January 17, 2006 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the HP 401(k) Plan or the Share Ownership Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 17, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

26.   How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in question 17 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

27.   What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than September 26, 2006. Such proposals also must comply with Securities and Exchange Commission ("SEC") regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

For a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of HP common stock to approve that proposal, provide the information required by the Bylaws of HP and give timely notice to the Corporate Secretary in accordance with the Bylaws of HP, which, in general, require that the notice be received by the Corporate Secretary:

  •
  Not earlier than the close of business on November 10, 2006, and

  •
  Not later than the close of business on December 11, 2006.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

28.   How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, the Bylaws of HP permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of HP common stock to elect such nominee and provide the information required by the Bylaws of HP, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its stockholders.

29.   What is the deadline to propose or nominate individuals to serve as directors?

A stockholder may send a proposed director candidate's name and information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with the Bylaws of HP, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 10, 2006 and December 11, 2006, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in question 27.

30.   How may I obtain a copy of HP's Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. HP's Bylaws also are available on HP's website at http://www.hp.com/hpinfo/investor/bylaws.html.

Further Questions

31.   Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact HP's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

If you need additional copies of this proxy statement or voting materials, please contact Innisfree as described above or send an e-mail to info@innisfreema.com.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        HP is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining HP's integrity in the marketplace. HP has adopted a code of business conduct and ethics for directors, officers (including HP's principal executive officer, principal financial officer and controller) and employees, known as the Standards of Business Conduct. HP also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of HP. All of these documents are available at http://www.hp.com/hpinfo/investor/. HP will post on this web site any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers.

        Stockholders may request free printed copies of the Standards of Business Conduct and the Corporate Governance Guidelines from:

Hewlett-Packard Company
Attention: Investor Relations
3000 Hanover Street
Palo Alto, CA 94304
(866) GET-HPQ1 or (866) 438-4771
http://investor.hp.com/docreq.cfm

Board Policy Regarding Voting for Directors

        HP has adopted a policy whereby any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Board Independence

        HP's Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors. The Board has determined that each of the non-employee director nominees standing for election, including Patricia C. Dunn, Lawrence T. Babbio, Jr., Sari M. Baldauf, Richard A. Hackborn, John H. Hammergren, George A. Keyworth II, Thomas J. Perkins, Robert L. Ryan and Lucille S. Salhany, and each of the members of each Board committee has no material relationship with HP (either directly or as a partner, shareholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards. These standards reflect New York Stock Exchange, Inc. ("NYSE"), NASDAQ Stock Market, Inc. ("NASDAQ") and Pacific Exchange, Inc. corporate governance listing standards described below. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

HP's Director Independence Standards

        In determining independence, the Board reviews whether directors have any material relationship with HP. The Board considers all relevant facts and circumstances. In assessing the materiality of a director's relationship to HP, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with HP, either directly or as a partner, shareholder or officer of an organization that has a relationship with HP, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        A director will not be considered independent in the following circumstances:

  (1)
  The director is, or has been in the past three years, an employee of HP, or an immediate family member of the director is, or has been in the past three years, an executive officer of HP.

  (2)
  The director has received, or has an immediate family member who has received, direct compensation from HP in excess of $60,000 in any 12 month period in the past three years, other than compensation for board service, compensation received by the director's immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.

  (3)
  (A) The director or an immediate family member is a current partner of the firm that is HP's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP's audit within that time.

  (4)
  The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP's present executive officers at the same time serves or has served on that company's compensation committee.

  (5)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the recipient's consolidated gross revenues.

  (6)
  The director is, or an immediate family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which HP made, or from which HP received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient's consolidated gross revenues for that year, or $200,000.

        For these purposes, an "immediate family" member includes a director's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares the director's home.

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has ten directors and the following five committees: (1) Acquisitions, (2) Audit, (3) HR and Compensation, (4) Nominating and Governance, and (5) Technology. The committee membership and meetings during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at http:/ /www.hp.com/hpinfo/investor/structure.html. During fiscal 2005, the Board held 16 meetings. Each current director attended at least 75% of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of HP stockholders. All then-current directors attended the last annual meeting of stockholders.

Name of Director	Acquisitions	Audit	HR and Compensation	Nominating and Governance	Technology
Non-Employee Directors:
Patricia C. Dunn(1)		Member
Lawrence T. Babbio, Jr.	Chair		Chair	Member
Richard A. Hackborn					Member
John H. Hammergren(2)			Member		Member
George A. Keyworth II	Member	Member			Chair
Robert E. Knowling, Jr.(3)			*	*
Sanford M. Litvack(4)		*
Thomas J. Perkins(5)				Chair	Member
Robert L. Ryan	Member	Chair			Member
Lucille S. Salhany			Member	Member
Employee Directors
Mark V. Hurd(6)
Robert P. Wayman(7)
Former Employee Director
Carleton S. Fiorina(8)
Number of Meetings in Fiscal 2005	7	15	9	4	6

* = Former Committee Chair or member

(1)
The Board elected Ms. Dunn non-executive Chairman of the Board on February 8, 2005.

(2)
Mr. Hammergren was elected to the Board effective November 22, 2005. Mr. Hammergren joined the HR and Compensation Committee and the Technology Committee effective January 11, 2006.

(3)
Mr. Knowling retired from the Board on September 23, 2005. Prior to his retirement, he served on the HR and Compensation Committee and as Chair of the Nominating and Governance Committee.

(4)
Mr. Litvack resigned from the Board on February 2, 2005. Mr. Litvack did not attend 75% of all Board and applicable committee meetings in fiscal 2005.

(5)
Mr. Perkins was elected to the Board on February 7, 2005. He became the Chair of the Nominating and Governance Committee on July 21, 2005.

(6)
Mr. Hurd was elected to the Board effective April 1, 2005.

(7)
Mr. Wayman was elected to the Board on February 8, 2005.

(8)
Ms. Fiorina terminated as Chairman and Chief Executive Officer and resigned as a director on February 8, 2005.

Acquisitions Committee

The Acquisitions Committee assists the Board in overseeing HP's investment, acquisition, managed services, joint venture and divestiture transactions as part of HP's business strategy. The Acquisitions Committee evaluates and revises policies with respect to such transactions, and reviews and approves proposed transactions in accordance with such policies. The Acquisitions Committee also oversees HP's integration planning and execution, and the financial results of transactions after integration.

        The charter of the Acquisitions Committee is available at http://www.hp.com/hpinfo/investor/structure.html.

Audit Committee

HP has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of HP's internal audit function and the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures; oversees HP's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on HP's financial statements; reviews the activities of the Investment Review Committee; reviews and oversees treasury matters, HP's loans, loan guarantees and outsourcings; reviews HP Financial Services' capitalization and operations; reviews the activities of Investor Relations; and coordinates with the HR and Compensation Committee regarding the cost, funding and financial impact of HP's equity compensation plans and benefit programs. The Audit Committee works closely with management as well as the independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from HP for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board determined that each of Robert L. Ryan, Chair of the Audit Committee, and Audit Committee members Patricia C. Dunn and Dr. George A. Keyworth II is, and former Audit Committee member Sanford M. Litvack was, an audit committee financial expert as defined by SEC rules and applicable listing standards.

The report of the Audit Committee is included herein on page 72. The charter of the Audit Committee is available at http://www.hp.com/hpinfo/investor/structure.html and also is included herein as Appendix A. A free printed copy also is available to any stockholder who requests it from the address on page 10.

HR and Compensation Committee

The HR and Compensation Committee discharges the Board's responsibilities relating to the compensation of HP's executives and directors; produces an annual report on executive compensation for inclusion in the annual proxy statement; provides general oversight of HP's total rewards compensation structure; reviews and provides guidance on HP's human resources programs; and retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include reviewing senior management selection and overseeing succession planning, including reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing HP's equity-based and incentive compensation plans; overseeing non-equity based benefit plans and approving any changes to such plans involving a material financial commitment by HP; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees and for the Chairman of the Board; developing guidelines for and monitoring director and executive stock ownership; and annually evaluating its performance and its charter.

The report of the HR and Compensation Committee is included herein beginning on page 61. The charter of the HR and Compensation Committee is available at http://www.hp.com/hpinfo/investor/structure.html and also is included herein as Appendix B. A free printed copy is available to any stockholder who requests it from the address on page 10.

Nominating and Governance Committee

The Nominating and Governance Committee recommends candidates to be nominated for election as directors at HP's annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors consistent with the Board Composition Guidelines and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; and overseeing director orientation and continuing education. The Nominating and Governance Committee also reviews proposed changes to HP's Certificate of Incorporation, Bylaws and Board committee charters; assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; reviews and approves any executive officers for purposes of Section 16 of the Exchange Act ("Section 16 Officers") standing for election for outside for-profit boards of directors; reviews stockholder proposals in conjunction with the Chairman of the Board and recommends Board responses; oversees in conjunction with the Chairman of the Board the self-evaluation of the Board and its committees; ensures that the annual evaluation of the CEO is conducted by the Chairman of the Board in conjunction with the HR and Compensation Committee with input from all Board members; evaluates senior management in conjunction with the HR and Compensation Committee; and reviews requests for permissive indemnification.

The charter of the Nominating and Governance Committee is available at http://www.hp.com/hpinfo/investor/structure.html and also is included herein as Appendix C. A free printed copy is available to any stockholder who requests it from the address on page 10.

Technology Committee

The Technology Committee assesses HP's technology development strategies and the scope and quality of HP's intellectual property. The Technology Committee makes recommendations to the Board as to scope, direction, quality, investment levels and execution of HP's technology strategies; oversees the execution of technology strategies formulated by management; provides guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spin-offs, research and development investments, and key competitor and partnership strategies; and reviews and makes recommendations on proposed investment, acquisition, joint venture and divestiture transactions with a value of at least $100 million that involve technology prior to any review by the Acquisitions Committee or the Board pursuant to HP's M&A approval policies.

The charter of the Technology Committee is available at http://www.hp.com/hpinfo/investor/structure.html.

Consideration of Stockholder Recommendations for Director Nominees

Stockholder recommendations

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
Fax: (650) 857-4837

Stockholder Nominations

In addition, the Bylaws of HP permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with HP's bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—28. How may I recommend or nominate individuals to serve as directors?"

Director Qualifications

HP's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on HP's Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of HP.

Identifying and Evaluating Candidates for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and

Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in HP's proxy statement. Following verification of the stockholder status of people proposing candidates, recommendations are considered together by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

HP engages a professional search firm on an ongoing basis to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. Sari M. Baldauf, a nominee for election to HP's Board, was identified by the search firm.

On November 18, 2005, the Board elected John Hammergren as a director effective November 22, 2005. Mr. Hammergren was identified by an HP director.

Executive Sessions

        Executive sessions of independent directors are held at least three times a year. The sessions are scheduled and chaired by the Chairman of the Board. Any independent director may request that an additional executive session be scheduled.

Communications with the Board

        Individuals may communicate with the Board by contacting:

Rosemarie Thomas
Secretary to the Board of Directors
3000 Hanover Street, MS 1050
Palo Alto, CA 94304
e-mail: bod@hp.com

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. HP's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for independent or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the Chairman of the Board.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive the compensation described below.

        Each non-employee director is entitled to receive an annual cash retainer of $50,000 but may elect to receive an equivalent amount of securities in lieu of the cash retainer. In addition, each non-employee director is entitled to receive an annual retainer of $150,000 in the form of restricted stock or stock options (under special circumstances, the securities portion of the annual retainer may be paid in cash, but no such exceptions were made during fiscal 2005). The restricted stock awards are determined based on the fair market value of HP common stock on the grant date, and stock options are determined based on a Black-Scholes option valuation model. The restricted stock and options generally vest after one year from the date of grant, which is approximately one month after the annual meeting. In November 2005, HP amended the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan to permit non-employee directors to elect to defer the cash portion of their annual retainer.

        In addition to the annual retainer, non-employee directors who serve as committee chairs receive a retainer for such service, in the amount of $15,000 for the Chair of the Audit Committee and $10,000 for the chair of other Board committees. In addition, on January 23, 2006, the HR and Compensation Committee determined that the non-executive Chairman of the Board will receive an additional retainer of $100,000, effective March 16, 2006. Non-employee directors also receive $2,000 for each Board meeting attended in excess of six per year, and $2,000 for each committee meeting attended in excess of six per year for each committee on which the non-employee director serves. Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when they are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from HP events. Non-employee directors also may receive up to $2,500 worth of HP equipment each year.

        The following table provides information on fiscal 2005 compensation for non-employee directors who served during fiscal 2005.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2005

Name	Cash Retainer	Equity Retainer	Additional Meeting Fees	Committee Chair Fees		HP Equipment		Total
Patricia C. Dunn	—	$200,000	$36,000	—		$399	(1)	$236,399
Lawrence T. Babbio, Jr.	$50,000	150,000	26,000	$20,000		—		246,000
Richard A. Hackborn	50,000	150,000	20,000	—		399		220,399
George A. Keyworth II	50,000	150,000	40,000	10,000		1,991		251,991
Thomas J. Perkins	—	200,000	8,000	2,500	(2)	1,692		212,192
Robert L. Ryan	50,000	150,000	38,000	15,000		—		253,000
Lucille S. Salhany	50,000	150,000	16,000	—		—		216,000
Former Directors
Robert E. Knowling, Jr.(3)	37,500	150,000	22,000	7,500		—		217,000
Sanford M. Litvack(4)	12,500	—	—	—		—		12,500

        Under HP's stock ownership guidelines, non-employee directors are required to accumulate over time shares of HP stock equal in value to at least three times the value of the regular annual cash and equity retainers. Shares counted toward these guidelines include:

  •
  any shares held by the director directly or through a broker, including shares received under restricted stock grants;

  •
  restricted stock; and

  •
  vested but unexercised stock options (50% of the in-the-money value of such options is used for the calculation).

        All non-employee directors with more than two years of service have met HP's stock ownership guidelines. See "Common Stock Ownership of Certain Beneficial Owners and Management" on page 33.

(1)
Ms. Dunn donated this HP equipment to Larkin Street Youth Services, a charity.

(2)
Mr. Perkins became Chair of the Nominating and Governance Committee on July 21, 2005.

(3)
Mr. Knowling retired from the Board on September 23, 2005.

(4)
Mr. Litvack resigned from the Board on February 2, 2005.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are eleven nominees for election to our Board this year. All of the nominees except Sari M. Baldauf, John H. Hammergren and Mark V. Hurd have served as directors since the last annual meeting. Mr. Hammergren was elected by the Board to serve as a director effective November 22, 2005. Mr. Hurd was elected by the Board to serve as a director effective April 1, 2005. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.

        If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the eleven persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the eleven persons who will be voted upon at the annual meeting. See "Questions and Answers—Voting Information 18. Is cumulative voting permitted for the election of directors?" for further information about how to cumulate your votes. Patricia C. Dunn, Mark V. Hurd and Ann O. Baskins, as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder's votes will not be cast for a nominee as to whom such stockholder instructs that such votes be withheld.

        All of the nominees have indicated to HP that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Ms. Dunn, Mr. Hurd and Ms. Baskins, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

        If a director nominee receives a greater number of votes "withheld" from his or her election than votes "for" such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee in accordance with the policy adopted by the Board in fiscal 2005 and described on page 10.

Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Vote Required

        The eleven persons receiving the highest number of "for" votes represented by shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Patricia C. Dunn Director since 1998 Age 52	Ms. Dunn was named non-executive Chairman of the Board in February 2005. Ms. Dunn was appointed Vice Chairman of Barclays Global Investors, an investment company, in 2002 and served as its Co-Chairman, Chairman and Chief Executive Officer from October 1995 through June 2002.

Lawrence T. Babbio, Jr. Director since 2002 Age 61
Mr. Babbio has served as Vice Chairman and President of Verizon Communications, Inc. (formerly Bell Atlantic Corporation), a telecommunications company, since 2000. He was a director of Compaq Computer Corporation ("Compaq") from 1995 until HP's acquisition of Compaq in May 2002. Mr. Babbio is also a director of ARAMARK Corporation.
Sari M. Baldauf Nominee Age 50
Ms. Baldauf served as Executive Vice President and General Manager of the Networks business group of Nokia Corporation ("Nokia"), a communications company, from July 1998 until February 2005. She previously held various positions at Nokia since 1983. Ms. Baldauf also serves as a director at SanomaWSOY, F-Secure, the Savonlinna Opera Festival and on the Global Board of the International Youth Foundation.
Richard A. Hackborn Director since 1992 Age 68
Mr. Hackborn served as HP's Chairman of the Board from January 2000 to September 2000. He was HP's Vice President, Computer Products Organization from 1990 until his retirement in 1993 after a 33-year career with HP.
John H. Hammergren Director since 2005 Age 46
Mr. Hammergren has served as Chairman of McKesson Corporation ("McKesson"), a healthcare services and information technology company, since July 2002 and as President and Chief Executive Officer of McKesson since April 2001. From July 1999 to April 2001, Mr. Hammergren served as Co-President and Co-Chief Executive Officer of McKesson. Mr. Hammergren is also a director of Nadro, S.A. de C.V. (Mexico) and Verispan LLC.
Mark V. Hurd Director since 2005 Age 49
Mr. Hurd has served as Chief Executive Officer of HP ("CEO"), President and a member of the Board since April 1, 2005. Prior to that, he served as Chief Executive Officer of NCR Corporation ("NCR"), a technology company, from March 2003 to March 2005 and as President from July 2001 to March 2005. From September 2002 to March 2003 Mr. Hurd was the Chief Operating Officer of NCR, and from July 2000 until March 2003, he was Chief Operating Officer of NCR's Teradata data-warehousing division. Mr. Hurd also served as an Executive Vice President of NCR from July 2000 through July 2001.
Dr. George A. Keyworth II Director since 1986 Age 66
Dr. Keyworth has served as Chairman and Senior Fellow with The Progress & Freedom Foundation, a public policy research institute, since 1995. He was Science Advisor to the President and Director of the White House's Office of Science and Technology Policy from 1981 to 1986. He also is a director of General Atomics. Dr. Keyworth holds various honorary degrees and is an honorary professor at Fudan University in Shanghai, People's Republic of China.
Thomas J. Perkins Director since 2005 Age 74
Mr. Perkins has served as a general partner of Kleiner Perkins Caufield & Byers, a private investment partnership, since 1972, and has served as a general or limited partner at many of its funds. He was elected to the Board in February 2005 and previously served as a director following HP's acquisition of Compaq in May 2002 until March 2004. Mr. Perkins was a director of Compaq from 1997 until HP acquired Compaq in May 2002. He is also a director of News Corporation.
Robert L. Ryan Director since 2004 Age 62
Mr. Ryan served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in May 2005. He also is a director of UnitedHealth Group, General Mills and Black and Decker Corporation.

Lucille S. Salhany Director since 2002 Age 59
Ms. Salhany has served as President and Chief Executive Officer of JHMedia, a consulting company, since 1997. Since 2003, she has been a partner and director of Echo Bridge Entertainment, an independent film distribution company. From 1999 to March 2002, she was President and Chief Executive Officer of LifeFX Networks, Inc., which filed for federal bankruptcy protection in May 2002. From 1994 to 1997, Ms. Salhany was the Chief Executive Officer and President of UPN (United Paramount Network), a broadcasting company. From 1993 to 1994, she was Chairman of Fox Broadcasting Company, a national television network, and from 1991 to 1993 she was Chairman of Twentieth Television, a division of Fox Broadcasting Company. Ms. Salhany was a director of Compaq from 1997 until HP's acquisition of Compaq in May 2002.
Robert P. Wayman Director since 2005 Age 60
Mr. Wayman has served as Executive Vice President since December 1992 and Chief Financial Officer of HP ("CFO") since 1984. Mr. Wayman served as interim CEO from February 2005 through March 2005. He was elected to the Board in February 2005 and previously served on the Board from 1993 to 2002. Mr. Wayman is also a director of CNF Inc. and Sybase Inc.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit HP's consolidated financial statements for the fiscal year ending October 31, 2006. During fiscal 2005, Ernst & Young LLP served as HP's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Principal Accountant Fees and Services" on page 71. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

        Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2006 fiscal year. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2006 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

PROPOSAL NO. 3

APPROVAL OF
THE HEWLETT-PACKARD COMPANY 2005 PAY-FOR-RESULTS PLAN

        On November 17, 2005 the HR and Compensation Committee of the Board (the "Committee") approved the Hewlett-Packard Company 2005 Pay-for-Results Plan (the "PfR Plan"). The PfR Plan is a continuation of the Hewlett-Packard Company 2000 Executive Pay-for-Results Program, in which HP's Section 16 Officers, and other individuals previously participated. The PfR Plan provides a non-exclusive framework that can satisfy the standards of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"). Under the PfR Plan the Committee will designate performance measures and a bonus formula with respect to a performance period for each PfR Plan participant. Utilizing those criteria and other factors that the Committee determines appropriate, the Committee uses the PfR Plan to reward accomplishments achieved or recognized during the performance period. The Board believes that the PfR Plan benefits stockholders because it creates a strong incentive for executives to meet or exceed specified financial goals. Stockholders are being asked to approve the PfR Plan to fulfill one of the requirements to qualify the amounts paid pursuant to the PfR Plan for a United States federal income tax deduction.

        The Board believes that it is in the best interests of HP and its stockholders to provide for a stockholder-approved plan under which bonuses paid to its Section 16 Officers can qualify for deductibility by HP for federal income tax purposes. Accordingly, HP has structured the PfR Plan in a manner such that payments under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Code. In general, Section 162(m) of the Code places a limit on the deductibility for federal income tax purposes of the compensation paid to the named executive officers set forth in the Summary Compensation Table on page 37 who were employed by HP on the last day of its taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as "performance-based" as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the company's stockholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the PfR Plan is discussed below, and stockholder approval of the PfR Plan will be deemed to constitute approval of each of these aspects of the PfR Plan for purposes of the approval requirements of Section 162(m) of the Code.

        Our Board recommends a vote FOR the approval of the PfR Plan.

Vote Required

        Approval of the PfR Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal at the meeting.

SUMMARY OF THE PFR PLAN

        ADMINISTRATION    The Committee has complete authority to: (i) select from the eligible participants the individuals to whom awards under the PfR Plan may from time to time be paid, (ii) determine the performance periods and performance goals upon which payment of awards under the PfR Plan will be based, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable to discharge its duties under the PfR Plan. The Committee may delegate various functions to a "Plan Committee" to act on certain compensation and benefits matters. The Plan

Committee will have the responsibility for general administration and interpretation of the PfR Plan, except to the extent inconsistent with Section 162(m) of the Code. The Plan Committee is composed of HP's Executive Vice President of Human Resources, General Counsel, Controller and Treasurer. The Plan Committee may further delegate its administrative tasks to other HP employees as it deems appropriate.

        PARTICIPATION AND ELIGIBILITY    Each Section 16 Officer is eligible to participate in the PfR Plan. HP's non-employee directors are not entitled to participate in the PfR Plan. Currently, HP has fifteen Section 16 Officers who are eligible to participate in the PfR Plan in fiscal 2006.

        If a person ceases to be a Section 16 Officer or becomes a Section 16 Officer during a performance period, such participant may receive a prorated bonus under the PfR Plan.

        A participant generally will forfeit any bonus for a performance period during which such participant is involuntarily terminated by HP or terminates his or her employment with HP for any reason, although the Committee may determine that the forfeiture does not apply in cases of termination due to death, workforce restructuring, disability, retirement or in connection with certain mutual separation agreements. Adjustments will also be made if a participant is on a leave of absence approved by HP or is on non-pay status.

        Awards under the PfR Plan are subject to repayment in the event of a significant restatement of financial results pursuant to the following policy. In the event of such a restatement, the Board will review all bonuses that were made to Section 16 Officers on the basis of having met or exceeded specific performance targets for performance periods beginning after December 31, 2005 for the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup all such bonuses paid to Section 16 Officers whose fraud or misconduct resulted in such restatement.

        PFR PLAN OPERATION    Within the earlier of (i) 90 days after commencement of a performance period, or (ii) the expiration of 25% of the performance period, the Committee will designate or approve:

  •
  the performance period (the PfR Plan defines "performance period" to mean HP's fiscal year or such other period that the Committee may establish),

  •
  the employees (designated by position or name) who will be participants in the PfR Plan for the performance period,

  •
  the performance measures and targeted performance goals for those measures during the performance period,

  •
  the bonus formula applicable to each participant for the performance period (which can be set on an individual or group basis),

  •
  the target bonus opportunity for each participant,

  •
  the weighting of each performance measure, and

  •
  the eligible earnings that the participant accrues during the performance period.

        When the Committee establishes a bonus program, the Committee first determines the length of the performance period in which a bonus program applies. For example, the Committee determined at its November 2005 meeting that the variable pay programs will have a performance period that coincides with HP's 2006 fiscal year, rather than being composed of two semi-annual performance periods as in prior years. The Committee also determines the performance measures, and associated weighting and targeted goals, for the applicable performance period. For the 2006 fiscal year performance period, the Committee selected non-GAAP net profit and revenue as performance measures, and the threshold funding is based on year-over-year improvement in these performance measures. For certain participants, the Committee determined that the performance measures will also include business net profit and revenue metrics.

        BUSINESS CRITERIA AND MAXIMUM AMOUNT OF COMPENSATION PAYABLE UNDER THE PFR PLAN    The performance measures for any performance period will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either HP as a whole or to a region, business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings, and may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") or adjusted to exclude any or all non-GAAP items), (vi) earnings per share (on a GAAP or non-GAAP basis), (vii) growth in any of the foregoing measures, (viii) stock price, (ix) return on equity or average stockholders' equity, (x) total stockholder return, (xi) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit, controllable operating profit, or net operating profit, (xvii) operating margin, (xviii) cash conversion cycle, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxiii) strategic plan development and implementation, (xxiv) succession plan development and implementation, (xxv) improvement in workforce diversity, (xxvi) customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals and (xxxi) employee metrics.

        The PfR Plan further provides that the Committee may appropriately adjust any evaluation of performance under a performance measure to exclude any of the following events that occurs during a performance period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any HP press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items. However, in no event will the Committee use its discretion to increase a bonus paid to a participant.

        The maximum bonus that any one participant may be paid under the PfR Plan in any one fiscal year is $10 million.

        COMMITTEE CERTIFICATION AND DETERMINATION OF AWARDS    The bonus amount for each participant is determined after calculating the amount payable under the bonus formula approved at the beginning of the performance period for the participant. After the conclusion of each performance period, the Committee will determine and certify the extent to which the targeted goals for the performance measures applicable to the performance period were achieved. The Committee will also certify the bonus amount for each participant for the performance period based upon bonus formula for such participant as previously established by the Committee. The Committee has the authority to reduce or eliminate to zero the amount of any bonus payable under the PfR Plan to any participant; however, the Committee cannot increase the bonus amounts payable under the PfR Plan in excess of the maximum that a participant would receive based on the bonus formula established for the participant at the beginning of the performance period.

        NON-EXCLUSIVITY    Nothing contained in the PfR Plan prevents the Board from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for HP's executive officers, directors or other employees regardless of stockholders approval of the PfR Plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

However, for payments under the PfR to qualify as performance-based compensation under Section 162(m), any such other or additional compensation arrangements may not be designed to provide PfR Plan participants all or part of the compensation they would receive under the PfR Plan regardless of whether the performance goal is attained.

        TERM: AMENDMENT AND TERMINATION OF THE PFR PLAN    The PfR Plan is effective as of November 1, 2005, provided that the PfR Plan will terminate unless it is approved at stockholders at the annual meeting. If approved by stockholders, the Committee may establish additional bonus grants for subsequent performance periods until the earlier of (i) its termination at the discretion of the Committee, (ii) the date any stockholder approval requirement under Section 162(m) of the Code ceases to be met or (iii) the date that is five years after the annual meeting.

        The Committee may amend, suspend or terminate the PfR Plan at any time as it may deem proper and in the best interests of HP; provided that no amendment, suspension or termination may be made that would increase the amount of compensation payable pursuant to a bonus awarded under the PfR Plan or cause amounts payable under the PfR Plan to fail to qualify as performance-based compensation under Section 162(m) of the Code. Administrative changes or changes required by law may be made by the Plan Committee. To the extent required under applicable law, amendments to the PfR Plan will be subject to stockholder approval.

        NEW PLAN BENEFITS    The following table shows the maximum amounts of the awards that may be paid under the PfR Plan to Section 16 Officers named in the Summary Compensation Table if the performance goals for fiscal 2006 are achieved at the highest levels.

MAXIMUM POTENTIAL AWARDS UNDER THE PAY-FOR-RESULTS PROGRAM
FOR FISCAL 2006

NAME AND POSITION	DOLLAR VALUE ($)
Mark V. Hurd Chief Executive Officer and President	$9,240,000
Robert P. Wayman Executive Vice President and Chief Financial Officer	4,387,500
Vyomesh I. Joshi Executive Vice President Imaging and Printing Group	2,906,250
Ann M. Livermore Executive Vice President Technology Solutions Group	2,906,250
R. Todd Bradley Executive Vice President Personal Systems Group	2,718,750
Randall D. Mott Executive Vice President and Chief Information Officer	2,587,500
Former Officers
Carleton S. Fiorina Former Chairman and Chief Executive Officer	0
Michael J. Winkler Former Executive Vice President	0
Executive Officer Group	37,290,000
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

FEDERAL INCOME TAX CONSIDERATIONS

        All amounts paid pursuant to the PfR Plan constitute taxable income to the employee when received. If a participant elects to defer a portion of the bonus, the participant may be entitled to defer the recognition of income. Generally, and subject to Section 162(m) of the Code, HP will be entitled to a federal income tax deduction when amounts paid under the PfR Plan are included in employee income. Subject to stockholder approval of the PfR Plan, the failure of any aspect of the PfR Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the PfR Plan.

        As stated above, the PfR Plan is being submitted for stockholders approval at the annual meeting so that payments under the PfR Plan can qualify for deductibility by HP under Section 162(m) of the Code. However, stockholder approval of the PfR Plan is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under the PfR Plan to qualify for the "performance-based" compensation exemption under Section 162(m) of the Code, and submission of the PfR Plan to stockholder approval should not be viewed as a guarantee that all amounts paid under the PfR Plan will in practice be deductible by HP.

        The foregoing is only a summary of the effect of federal income taxation upon employees and HP with respect to amounts paid pursuant to the PfR Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable.

INCORPORATION BY REFERENCE

        The foregoing is only a summary of the PfR Plan and is qualified in its entirety by reference to the full text of the PfR Plan, a copy of which is attached hereto as Appendix D.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL ENTITLED
DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

        HP has received a stockholder proposal from The United Brotherhood of Carpenters and Joiners of America ("United Brotherhood of Carpenters"), 101 Constitution Avenue, N.W., Washington, D.C. 20001. The United Brotherhood of Carpenters has requested that HP include the following proposal and supporting statement in its proxy statement for the 2006 annual meeting of stockholders, and if properly presented this proposal will be voted on at the annual meeting. The United Brotherhood of Carpenters beneficially owns 49,700 shares of HP common stock. The stockholder proposal is quoted verbatim in italics below.

        Management of HP does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

        Our Board recommends a vote AGAINST Proposal No. 4.

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

STOCKHOLDER PROPOSAL

Director Election Majority Vote Standard Proposal

        Resolved:    That the shareholders of Hewlett-Packard Company ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

        Supporting Statement:    Our Company is incorporated in Delaware. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the elections of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216.) The law provides that if the level of voting support necessary for a specific action is not specified in a corporation's certificate or bylaws, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

        Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company's director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

        We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company's current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from the nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

        The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

        Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

        Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

        We urge your support for this important director election reform.

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

        This proposal requests that HP adopt a majority voting standard for director elections so that stockholders have a meaningful role in the director election process. As noted in the proposal, HP, a Delaware company, uses a plurality voting standard, the default under Delaware law. The plurality voting standard provides that the nominees who receive the most affirmative votes are elected to serve as HP directors. Most large public companies that are incorporated in Delaware and elsewhere use a plurality voting standard.

        After careful consideration, we recommend a vote against this proposal because HP has already implemented a policy (described below) that addresses the proponent's concerns. Moreover, the plurality voting standard is compatible with HP's cumulative voting provisions, which allow stockholders to aggregate their votes for a single director nominee, and therefore provide stockholders a meaningful ability to express their preferences in the election of directors.

        As announced on November 2, 2005, HP has adopted a policy whereby any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. HP believes that this policy is effective in giving stockholders a meaningful role in the election of directors and in removing a director opposed by stockholders. Under HP's policy, a nominee and incumbent director who receives a majority of withheld votes would tender his or her resignation and could be removed from the Board. By contrast, the majority voting standard requested by the proposal only addresses the voting requirement for being elected to the Board. It does not remove incumbent directors who have not received a majority vote because under Delaware law, an incumbent director who is not re-elected "holds over" and continues to serve with the same voting rights and powers until his or her successor is elected and qualified. Therefore, even if the proposal were adopted, HP could not force a director who failed to receive a majority vote to leave the Board until the next annual meeting.

        The HP policy also gives stockholders a meaningful role in the director election process without interfering with cumulative voting. The ability to cumulate votes in director elections is universally recognized as protecting stockholder rights. A majority voting standard may raise difficult issues in the context of cumulative voting. While the rules governing plurality voting are well understood, majority voting at companies that have cumulative voting presents technical and legal issues for which there is no precedent. These difficulties have led the American Bar Association Committee on Corporate Laws, the Council of Institutional Investors and the Institutional Shareholder Services Institute for Corporate Governance to indicate that majority voting should not apply to companies that allow cumulative voting. HP's voting system must be a reliable process for the election of qualified directors to represent the interests of all of our stockholders. In the absence of uniform, workable standards that can be consistently applied by all companies and that take into account the special circumstances of companies with cumulative voting, HP believes it would be inappropriate to adopt a majority voting standard.

        For the reasons described above, the Board recommends a vote AGAINST this proposal.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL ENTITLED
RECOUP UNEARNED MANAGEMENT BONUSES

        HP has received a stockholder proposal from Mr. Nick Rossi, custodian for Katrina Wubbolding, P.O. Box 249, Boonville, California, 95415. Mr. Rossi has requested that HP include the following proposal and supporting statement in its proxy statement for the 2006 annual meeting of stockholders, and if properly presented this proposal will be voted on at the annual meeting. Mr. Rossi beneficially owns 206 shares of HP common stock. The stockholder proposal is quoted verbatim in italics below.

        Management of HP does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

        Our Board recommends a vote AGAINST Proposal No. 5.

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

STOCKHOLDER PROPOSAL

5—Recoup Unearned Management Bonuses

        RESOLVED:    Recoup Unearned Management Bonuses. Shareholders request our board to adopt a policy whereby, in the event of a significant restatement of financial results or significant extraordinary write-off, our board will review all bonuses and any other awards that were made to senior executives on the basis of having met or exceeded specific performance targets during the restatement period and will recoup for the benefit of our Company all such bonuses or awards to the extent that the specified performance targets were not achieved and focus on those employees most responsible. This would include that all applicable employment agreements adopt enabling text in an expedited manner as soon as feasibly possible and/or retroactively.

  Important Because Our Board Has a Record of Overcompensation

        On February 8, 2005 our Board ousted our chairperson Carleton Fiorina. Our board shoulders much of the blame for both Ms. Fiorina's pay and her failure. Our board delivered excess pay to Ms. Fiorina in the beginning, front-loaded, with a massive value not related to performance.

        Ms. Fiorina received almost $180 million in pay during her tenure, including a $21 million severance.

        Our Board approved the pay in question, including the "golden hello", the excess base salary, the substantial stock option awards and the excessive severance package. None of these were properly tied to performance, indeed most were completely independent of it. Consequently our board should not be surprised that since October 1998, Hewlett-Packard lost $41 in share price. If pay is delivered regardless of performance, there is no incentive to deliver performance. If our board had made all but the basic fixed elements of Ms. Fiorina's pay dependent on both turning HP around and realizing the so-called promise of the Compaq merger, then HP stockholders would be richer.

        Text of the above three paragraphs based on a 2005 report from The Corporate Library (TCL), an independent investment research firm in Portland, Maine.

  Similar to Proposal Voted at Computer Associates

        This proposal is similar to the proposal voted at the Computer Associates (CA) August 2004 annual meeting. In October 2003 Computer Associates announced that it had inflated revenues in the fiscal year ending March 31, 2000 by reporting revenue from contracts before they had been signed.

        Bonuses for senior executives that year were based on income exceeding goals. Sanjay Kumar, then CEO, received a $3.2 million bonus and 80,000 shares based on Computer Associates' supposedly superior performance in 2000. Mr. Kumar did not offer to return his bonuses based on discredited earnings.

        There is no excuse for over-compensation based on discredited earnings at any company. This proposal will give shareholders more options if we find ourselves in a situation with similarities to the Computer Associates scenario. If it appears that our Company reported erroneous results that must be restated downward, then our board should be enabled by adoption of this proposal to recoup money that was not earned or deserved.

Recoup Unearned Management Bonuses
Yes on 5

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

        The HR and Compensation Committee of the Board, which is composed solely of independent directors, sets executive compensation in a manner it believes to be in the best interests of HP and its stockholders. HP's executive compensation programs are designed to attract and retain highly qualified executives and to motivate executives to maximize stockholder returns. The HR and Compensation Committee and the Board agree that a review of executive performance-based compensation is appropriate when results are restated due to fraud or misconduct, and the Board has adopted a policy that addresses the fundamental concerns expressed by the proposal. The Board believes that the key concerns expressed by this proposal are already addressed by the policy adopted by the Board, as well as the Sarbanes-Oxley Act of 2002. In contrast, the stockholder proposal adopts an overly mechanistic approach to this issue. In addition, the Board believes that it would be difficult or impossible to implement some aspects of this proposal because the proposal is vague in some respects and would cause HP to violate existing contractual obligations in other respects. Accordingly, after careful consideration, the Board recommends a vote against the stockholder's proposal.

        The Board believes that the fundamental concerns expressed by the proposal are already largely addressed. Upon the recommendation of the HR and Compensation Committee, the Board has implemented a policy that accomplishes many of the underlying goals raised by the proposal, without mechanistically recouping bonuses in inequitable circumstances or violating HP's existing contractual commitments. In particular, the policy provides:

    In the event of a significant restatement of financial results, our Board will review all bonuses that were made to senior executives on the basis of having met or exceeded specific performance targets for performance periods beginning after December 31, 2005 which occur during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of our company all such bonuses to senior executives whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term "senior executives" means executive officers for purposes of the Securities Exchange Act of 1934, as amended, and the term "bonuses" means bonuses and awards under the Pay-for-Results Program and the Long-Term Performance Cash Program.

        Moreover, the Sarbanes-Oxley Act of 2002 already requires that in the case of accounting restatements due to the issuer's material non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the company's chief executive officer and chief financial officer must reimburse the company for any bonus or other incentive-based or equity-based compensation and profits from the sale of the company's securities during the 12-month period following initial publication of the financial statement that had to be restated.

        The proposal is fundamentally flawed because of its mechanistic approach. Under the proposal, the Board would be required to recoup all affected bonuses and awards to executive officers without regard to the relevant facts and circumstances present in a particular case, including whether the restatement was merely due to a change in accounting pronouncements. Because the proposal could put a substantial portion of performance-based compensation at risk due to events over which an executive had no control and would prevent the Board from considering all relevant facts and circumstances, we believe that attempted implementation of the proposal would be inequitable, thereby negatively affecting employee morale and inhibiting HP's ability to attract, retain and motivate executive talent.

        Finally, the proposal would be difficult or impossible to implement as written. In particular, the proposal requires that, in the event of a "significant extraordinary write-off," the Board will recoup all bonuses and awards that were made to senior executives "during the restatement period." Since there are no "restatement periods" associated with write-offs, it is not possible to tell which bonuses should be recouped. Moreover, our existing employment agreements and the agreements governing bonuses and long-term performance cash previously awarded to our senior executives do not provide for recouping bonuses in the event of a restatement. While future awards could include provisions for recouping bonuses, HP cannot unilaterally change the terms of preexisting agreements without violating its contractual commitments.

        For the reasons described above, the Board recommends a vote AGAINST this proposal.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2005, concerning beneficial ownership by:

  •
  holders of more than 5% of HP's common stock,

  •
  HP directors and nominees and each of the named executive officers set forth in the Summary Compensation Table on page 37, and

  •
  current directors and HP executive officers as a group.

        The information provided in the table is based on HP's records, information filed with the SEC and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2006 (60 days after December 31, 2005) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount of Beneficial Ownership		Nature of Beneficial Ownership(1)	Percent of Class
Beneficial Owners of More than 5%
Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles CA 90071	156,949,130	(2)		5.6%
Current Directors and Nominees:
Lawrence T. Babbio, Jr.	28,028 117,801		Direct Vested Options

	145,829			*
Sari M. Baldauf	0			*
Patricia C. Dunn	65,996 40,000		Direct Vested Options

	105,996			*
Richard A. Hackborn	40,239 40,000		Direct Vested Options

	80,239			*
John H. Hammergren	1,708 2,600		Direct Indirect(3)

	4,308			*

Dr. George A. Keyworth II	8,080 4,250 104,136	Direct Indirect(4) Vested Options

	116,466		*
Thomas J. Perkins	51,137 509,790 101,507	Direct Indirect(5) Vested Options

	662,434		*
Robert L. Ryan	14,723	Direct

	14,723		*
Lucille S. Salhany	23,720 129,044	Direct Vested Options

	152,764		*
Current Directors, Nominees and Named Executive Officers:
Mark V. Hurd	400,000	Direct

	400,000		*
Robert P. Wayman	166,774 119,058 1,657,114	Direct Indirect(6) Vested Options

	1,942,946		*
Current Named Executive Officers:
R. Todd Bradley	100,000	Direct

	100,000		*
Vyomesh I. Joshi	205,387 52,313 826,352	Direct Indirect(7) Vested Options

	1,084,052		*
Ann M. Livermore	164,275 3,823 2,130,490	Direct Indirect(8) Vested Options

	2,298,588		*
Randall D. Mott	285,050	Direct

285,050
All current directors and executive officers as a group (23 persons)	10,183,997	(9)(10)	*

Former Directors and Named Executive Officers:
Carleton S. Fiorina(11)	852,914 3,815,852	Direct Vested Options

	4,668,766		*
Michael J. Winkler(12)	60,511 4,679 1,449,187	Direct Indirect(13) Vested Options

	1,514,377		*

*
Represents holdings of less than one percent.

(1)
Pursuant to Rule 13d-3(d)(1) of the Exchange Act, "Vested Options" are options that may be exercised as of March 1, 2006 (60 days after December 31, 2005).

(2)
On its Schedule 13G filed February 14, 2005, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported the beneficial ownership of 156,949,130 shares, or 5.2% of the 3,019,899,000 shares then outstanding, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. In its Schedule 13G filed February 14, 2005, Capital Research and Management Company disclaimed beneficial ownership pursuant to Rule 13d-4.

(3)
2,600 shares are held by the Hammergren Family Trust.

(4)
4,250 shares are held by Dr. Keyworth's wife.

(5)
160,945 shares are held by the Thomas J. Perkins Ttee Frank Caufield Ttee UAD 12/14/72 Perkins Bypass Trust C and 348,541 shares are held by TJ Perkins & F Caufield Ttees Survivors Trust A U/A dated 11/13/1987. Mr. Perkins serves as co-trustee of both trusts. The foregoing shares have been pledged to a securities broker pursuant to the terms of prepaid variable equity forward contracts established in May 2004 when Mr. Perkins was not a director or affiliate of HP. Mr. Perkins does not have voting or investment power with respect to the shares held by these trusts as a result of the foregoing arrangements. In addition, a trust for the benefit of Mr. Perkins' daughter also owns 304 shares.

(6)
21,096 shares are held by Mr. Wayman in the HP 401(k) Plan, 95,142 shares are held by the Wayman Family Trust and 2,820 shares are held for the benefit of Mr. Wayman's son.

(7)
52,313 shares are held by Mr. Joshi in a living trust.

(8)
3,823 shares are held by Ms. Livermore in the HP 401(k) Plan.

(9)
Includes an aggregate of 7,261,825 shares that the current directors and executive officers have the right to acquire as of March 1, 2006.

(10)
Includes an aggregate of 7,984,215 shares held by current directors and executive officers in fiduciary or beneficial capacities.

(11)
Ms. Fiorina terminated as Chairman and Chief Executive Officer and resigned as a director on February 8, 2005.

(12)
Mr. Winkler retired on November 7, 2005.

(13)
4,679 shares are held by Mr. Winkler in the HP 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of HP common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2005, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted herein. One late Form 4 was filed by Ann O. Baskins on February 9, 2005 to report an option exercise on November 15, 2004. One late Form 4 was filed by Dick Lampman on December 7, 2004 to report a sale of shares on November 23, 2004. One late Form 4 was filed by Duane Zitzner on November 12, 2004 to report an option exercise and same day sale on November 9, 2004. One late Form 4 was filed by Marcela Perez De Alonso on January 20, 2005 to report a disposition of shares for tax withholding purposes on January 15, 2005. In making these statements, HP has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to HP and the written representations of its directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2005, Ms. Lyons, an HP executive officer, repaid $85,037.46 plus $23,806.19 in interest to HP for required withholding taxes that HP paid on behalf of Ms. Lyons upon the release of a restricted stock grant prior to the time that she became an executive officer.

EXECUTIVE COMPENSATION

        The following table discloses compensation received by HP's current CEO, each other person who served as CEO during fiscal 2005, HP's four other most highly paid executive officers and a former executive officer who would have been among HP's four most highly paid executive officers at the end of fiscal 2005 (collectively, the "named executive officers") and their compensation from HP for each of the fiscal years ending October 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)(3)	Other Annual Compensation ($)(4)	Restricted Stock Award(s) ($)(5)(6)	Securities Underlying Options/ SARs(#)	All Other Compensation ($)(7)
Mark V. Hurd(8) Chief Executive Officer and President	2005 2004 2003	$816,667 0 0	$5,131,333 0 0	$492,858 0 0	$8,684,000 0 0	1,150,000 0 0	$8,119,977 0 0
Robert P. Wayman Executive Vice President and Chief Financial Officer	2005 2004 2003	975,000 975,000 988,542	4,513,688 546,342 728,993	130,008 70,188 3,198	0 330,150 0	400,000 300,000 300,000	12,542 12,307 2,439,414
Vyomesh I. Joshi Executive Vice President Imaging and Printing Group	2005 2004 2003	775,000 775,000 712,500	1,002,656 361,886 513,090	21,750 36,474 3,563	4,109,500 330,150 0	500,000 300,000 500,000	10,335 12,635 2,055,642
Ann M. Livermore Executive Vice President Technology Solutions Group	2005 2004 2003	775,000 764,583 754,167	789,448 355,674 0	68,463 109,443 78,258	3,057,000 330,150 0	400,000 500,000 300,000	9,678 9,351 2,108,753
R. Todd Bradley(9) Executive Vice President Personal Systems Group	2005 2004 2003	280,115 0 0	1,724,796 0 0	18,030 0 0	2,385,000 0 0	400,000 0 0	1,201 0 0
Randall D. Mott(10) Executive Vice President and Chief Information Officer	2005 2004 2003	211,706 0 0	2,638,231 0 0	8,291 0 0	7,102,200 0 0	500,000 0 0	332,599 0 0
Former Officers
Carleton S. Fiorina(11) Former Chairman and Chief Executive Officer	2005 2004 2003	575,287 1,400,000 1,241,667	0 1,568,910 2,101,600	60,513 134,782 84,296	0 660,300 0	0 700,000 700,000	21,638,470 47,302 91,983
Michael J. Winkler(12) Former Executive Vice President	2005 2004 2003	678,125 715,625 643,615	1,834,492 290,384 484,985	24,751 27,606 3,999	0 330,150 0	0 200,000 250,000	11,374 11,121 2,855,030

(1)
The amounts shown in this column reflect payments under HP's Executive Pay-for-Results Plan (the "Executive PfR Plan," which term includes its predecessors, as applicable). Section 16 Officers at the beginning of the applicable performance period and selected other employees were eligible to participate in the Executive PfR Plan. During the fiscal years shown, all of the named executive officers who were employed by HP during such years participated in the Executive PfR Plan.

The Executive PfR Plan permits the HR and Compensation Committee to designate a portion of the target annual cash compensation for participants, including executive officers, as variable pay. Under the Executive PfR Plan for the fiscal years shown, the percentage of the targeted variable amount that is paid depends upon the degree to which performance metrics defined on a semi-annual basis were met. In November 2004 and June 2005, the HR and Compensation Committee established the performance metrics for the first and second halves of fiscal 2005, respectively, which were weighted 40% based on revenue, 40% based on net profit, and 20% based on total customer experience for executive officers.

The HR and Compensation Committee determined that no variable compensation for the named executive officers had been earned under the Executive PfR Plan for the first half of fiscal 2005. For the first half of fiscal 2005, Mr. Hurd received $233,333 under the Executive PfR Plan as guaranteed pro-rated bonus payment paid at target. For the second half of fiscal 2005, the HR and Compensation Committee determined that the following variable compensation for the named executive officers had been earned under the Executive PfR Plan: Mr. Hurd, $2,898,000; Mr. Wayman, $1,513,688; Mr. Joshi, $1,002,656; Ms. Livermore, $789,448; Mr. Bradley, $724,796; Mr. Mott, $438,231; and Mr. Winkler, $751,992.

(2)
For fiscal 2004, the HR and Compensation Committee awarded a bonus outside of the variable pay plans for all employees in an aggregate amount of $90 million for HP's performance in the fourth quarter of fiscal 2004. The bonus column also includes the following amounts paid to the named executive officers pursuant to that action: Mr. Wayman, $197,438; Mr. Joshi, $130,781; Ms. Livermore, $130,781; Ms. Fiorina, $567,000; and Mr. Winkler, $123,399.

(3)
The amount shown in this column for Mr. Hurd includes the $2,000,000 signing bonus described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Employment Agreement with Mark V. Hurd" beginning on page 50.

The amount shown in this column for Mr. Wayman includes the $3,000,000 cash payment awarded him on April 1, 2005 in recognition of his service as interim CEO of HP and his ongoing contribution to the transition to the new CEO.

The amount shown in this column for Mr. Bradley includes the $1,000,000 signing bonus described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Employment Agreement with R. Todd Bradley" beginning on page 53.

The amount shown in this column for Mr. Mott includes the $2,200,000 signing bonus described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Employment Agreement with Randall D. Mott" beginning on page 55.

The amount shown in this column for Mr. Winkler includes retention bonuses of $1,082,500 described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Michael J. Winkler Agreement" on page 57.

(4)
This column includes the perquisites outlined in the table below valued at the incremental cost of providing such perquisites as well as tax reimbursements for the named executive officers. For fiscal 2003, this column includes tax reimbursements but does not include perquisites and other personal benefits where the total incremental cost of all perquisites did not exceed $50,000 per year, as permitted under the SEC rules.

Perquisites include the personal use of HP's corporate aircraft. For proxy valuation purposes, HP utilizes data provided by an outside firm to calculate the variable cost per hour of operating each type of aircraft, including the cost of fuel, maintenance, landing and parking fees, crew and catering and supplies. For proxy reporting and tax purposes, personal use of corporate aircraft includes use of the aircraft for relocation purposes. At the time Mr. Hurd was hired in April 2005, he lived with his family out-of-state. Until he relocated later in the year, consistent with HP's policy for the use of corporate aircraft described below, Mr. Hurd utilized HP aircraft for commuting purposes. The incremental cost to HP of such usage during fiscal 2005 is shown in the table below in the column entitled "Personal aircraft usage—relocation." For trips by named executive officers that involve mixed personal and business usage, HP includes the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage).

Under HP's policy for the personal use of corporate aircraft by senior executives, the CEO is eligible to use the aircraft for personal purposes. The value of all relocation travel, the first 25 hours of non-relocation personal usage, as well as spousal travel, is added to the CEO's income based on the standard industry fare level ("SIFL") valuation method and grossed up so that it is tax neutral to the CEO. Other Executive Council members may use the corporate aircraft for personal purposes, subject to review by and approval of the CEO, but the value of such trips is added to the executives' income and is not grossed up. The value of spousal travel on business trips is added to income, and this value is grossed up if the spousal travel is requested by HP.

Name	Security Services/ Systems	Personal Aircraft Usage Non-relocation	Personal Aircraft Usage Relocation	Personal Automobile Usage	Financial Counseling	Tax Reimbursements	Total
Mark V. Hurd	$109,835	$59,559	$237,095	N/A	$10,500	$75,869	$492,858
Robert P. Wayman	N/A	106,774	N/A	N/A	18,000	5,234	130,008
Vyomesh I. Joshi	N/A	296	N/A	N/A	18,000	3,454	21,750
Ann M. Livermore	N/A	50,223	N/A	N/A	18,000	240	68,463
R. Todd Bradley	N/A	10,263	N/A	N/A	7,500	267	18,030
Randall D. Mott	N/A	2,291	N/A	N/A	6,000	N/A	8,291
Former Officers
Carleton S. Fiorina	308	46,047	N/A	$180	6,000	7,979	60,513
Michael J. Winkler	N/A	1,499	N/A	N/A	18,000	4,800	24,751

For the 2004 and 2003 fiscal years, this column also includes tax reimbursements for each named executive officer as follows: Mr. Wayman, $4,342 and $3,198; Mr. Joshi, $14,664 and $3,563; Ms. Livermore, $2,204 and $2,822; Ms. Fiorina, $41,646 and $26,205; and Mr. Winkler, $8,533 and $3,999.

The amounts reported for fiscal 2004 for Mr. Wayman include $47,846 for personal aircraft usage and $18,000 for financial counseling. The amounts reported for fiscal 2004 for Messrs. Joshi and Winkler include $21,000 and $18,000, respectively, for financial counseling. Amounts reported for Ms. Livermore include $89,239 and $57,436 for personal aircraft usage in fiscal 2004 and 2003, respectively. Amounts reported for Ms. Fiorina include $66,846 and $38,165 for personal aircraft usage in fiscal 2004 and 2003, respectively.

(5)
The amounts shown in this column reflect the dollar values based on the closing price at grant of time-based restricted stock granted to the named executive officers in fiscal 2005. The HR and Compensation Committee granted restricted stock to Messrs. Hurd, Bradley and Mott in the amounts indicated below pursuant to their respective employment agreements described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 49. The HR and Compensation Committee granted 150,000 shares of restricted stock to Mr. Joshi and 150,000 shares of restricted stock to Ms. Livermore on March 17, 2005, each vesting 100% on the second anniversary of the grant. The HR and Compensation Committee also granted 50,000 shares of restricted stock to Mr. Joshi on December 16, 2004, vesting 50% on each of the first and third anniversaries of the grant date.

At the end of fiscal 2005, the aggregate share amount and dollar value based on the closing price of $28.04 on October 31, 2005 of the restricted stock held by the named executive officers was:

	Number of Shares	Value
Mark V. Hurd	400,000	$11,216,000
Robert P. Wayman	0	0
Vyomesh I. Joshi	200,000	5,608,000
Ann M. Livermore	150,000	4,206,000
R. Todd Bradley	100,000	2,804,000
Randall D. Mott	285,000	7,991,400
Former Officers
Carleton S. Fiorina	0	0
Michael J. Winkler	0	0

The named executive officers receive non-preferential dividends on restricted shares they hold.

(6)
On July 17, 2004, Ms. Fiorina received 795,878 shares pursuant to the release of the award of restricted stock units granted to her in fiscal 1999.

(7)
For the named executive officers, this column includes the following payments by HP in the fiscal years indicated:

Name	401(k) Company Match	Term-Life Insurance Payment	Mortgage Interest Subsidy	Relocation Bonus	Relocation Expenses	Legal Fees
Mark V. Hurd
2005	N/A	$2,320	$53,288	$2,750,000	$270,038	$43,910
2004	N/A	N/A	N/A	N/A	N/A	N/A
2003	N/A	N/A	N/A	N/A	N/A	N/A
Robert P. Wayman
2005	$8,400	4,142	N/A	N/A	N/A	N/A
2004	8,200	4,107	N/A	N/A	N/A	N/A
2003	8,000	3,289	N/A	N/A	N/A	N/A
Vyomesh I. Joshi
2005	8,400	1,935	N/A	N/A	N/A	N/A
2004	11,400	1,235	N/A	N/A	N/A	N/A
2003	4,800	842	N/A	N/A	N/A	N/A
Ann M. Livermore
2005	8,400	1,278	N/A	N/A	N/A	N/A
2004	8,200	1,151	N/A	N/A	N/A	N/A
2003	8,000	595	N/A	N/A	N/A	N/A

R. Todd Bradley
2005	N/A	1,201	N/A	N/A	N/A	N/A
2004	N/A	0	N/A	N/A	N/A	N/A
2003	N/A	0	N/A	N/A	N/A	N/A
Randall D. Mott
2005	N/A	1,143	N/A	300,000	N/A	31,456
2004	N/A	0	N/A	0	N/A	0
2003	N/A	0	N/A	0	N/A	0
Former Officers
Carleton S. Fiorina
2005	8,850	2,320	0	N/A	N/A	N/A
2004	8,750	2,209	36,343	N/A	N/A	N/A
2003	7,000	1,394	83,589	N/A	N/A	N/A
Michael J. Winkler
2005	8,400	2,974	N/A	N/A	N/A	N/A
2004	8,200	2,921	N/A	N/A	N/A	N/A
2003	8,000	3,280	N/A	N/A	N/A	N/A

The amounts in the 401(k) column above represent HP matching contributions. All such amounts are within United States Internal Revenue Service ("IRS") limits for the applicable plan years.

The mortgage interest subsidy and relocation bonuses are described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 49.

In addition, for Mr. Hurd this column includes a payment of $5,000,421 pursuant to the price protection provisions described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Employment Agreement with Mark V. Hurd" beginning on page 50.

For Ms. Livermore, for fiscal 2003, this column also includes a service award of 10 shares of common stock valued at $158 awarded for her 20 year service anniversary. This award was made pursuant to the Service Anniversary Stock Plan, which provides for grants of 10 shares of common stock to eligible employees upon completion of 10, 20, 30, 40 or 50 years of service.

For Ms. Fiorina, this column also includes the severance payment of $21,627,300, described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Carleton S. Fiorina Severance Agreement and Release" beginning on page 57.

(8)
Mr. Hurd became Chief Executive Officer and President on April 1, 2005.

(9)
Mr. Bradley became Executive Vice President of PSG on June 13, 2005.

(10)
Mr. Mott became Chief Information Officer on July 12, 2005.

(11)
Ms. Fiorina terminated as Chairman and Chief Executive Officer and resigned as a director effective February 8, 2005. Because of her termination, Ms. Fiorina received severance benefits described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Carleton S. Fiorina Severance Agreement and Release," beginning on page 57.

(12)
Mr. Winkler retired on November 7, 2005. Upon retirement, Mr. Winkler received retirement benefits, described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Michael J. Winkler Agreement" on page 57.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information on option grants in fiscal 2005 by HP to each of the named executive officers. HP did not grant any stock appreciation rights to the named executive officers during fiscal 2005.

Name	Number of Securities Underlying Options Granted(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)		Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($)(4)
Mark V. Hurd(5)	700,000 450,000	1.1 0.7	% %	$21.730 21.730	March 2013 March 2013	$3,784,877 2,433,135
Robert P. Wayman	400,000	0.6%		21.770	April 2013	2,166,768
Vyomesh I. Joshi	500,000	0.8%		21.770	April 2013	2,708,460
Ann M. Livermore	400,000	0.6%		21.770	April 2013	2,166,768
R. Todd Bradley	400,000	0.6%		23.770	June 2013	2,365,828
Randall D. Mott	500,000	0.8%		24.930	July 2013	3,101,604
Former Officers
Carleton S. Fiorina(6)	0	N/A		N/A	N/A	N/A
Michael J. Winkler(7)	0	N/A		N/A	N/A	N/A

(1)
Unless otherwise noted, all options granted in fiscal 2005 vest 25% on each anniversary of the grant date.

(2)
Unless otherwise noted, all of the unvested portions of these options vest in connection with certain terminations of employment, including termination due to death, disability, or retirement. In addition, HP's policy generally has been to provide accelerated vesting in the event of involuntary termination. In the event of the termination of Mr. Bradley or Mr. Mott as the result of a covered event during the 36 months following the commencement of employment, 50% of any unvested options will vest, as described in the summaries of their respective employment contracts under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 53.

(3)
In fiscal 2005, HP granted options to employees to purchase a total of approximately 63 million shares.

(4)
HP used a Black-Scholes model of option valuation to determine grant date present value. Calculations for the named executive officers are based on a four and one-half year option term, which reflects HP's expectation that its options, on average, will be exercised within four and one-half years of grant. Other assumptions used in the Black-Scholes valuations are: risk free rate of return of 3.93%; annual dividend yield of 1.5%; and volatility of 28%. The resulting values are reduced by 7.5% to reflect HP's experience with forfeitures.

(5)
The Black-Scholes valuations reported above for Mr. Hurd's option grants are lower than the values reported in the Form 8-K filed on March 29, 2005 because the valuation in this table is based on the assumptions in note (4) above, which reflect averages applicable to all the options reported in this table, including a forfeiture rate of 7.5%, rather than the individual assumptions applicable at the time of Mr. Hurd's grant. The option grant for 450,000 shares is intended to compensate Mr. Hurd for compensation forfeited from his prior employer. It will vest at a rate of 33.3% on each anniversary of the grant over three years as described under the "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Employment Agreement with Mark V. Hurd" beginning on page 50.

(6)
On February 8, 2005, Ms. Fiorina terminated as Chairman and Chief Executive Officer and resigned as a director, and her options vested, with a one-year post-termination exercise period.

(7)
On November 7, 2005, Mr. Winkler retired, and his options vested, with a three-year post-termination exercise period. The options Mr. Winkler received from Compaq have a post-termination exercise period equal to the life of the vested option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        The following table provides information on option exercises with respect to HP common stock in fiscal 2005 by each of the named executive officers and the values of each of such officer's unexercised options at October 31, 2005. There were no stock appreciation rights for the named executive officers exercised or outstanding.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(2)		Value of Unexercised In-The-Money Options at Fiscal Year-End(3)
	# of Shares Acquired on Exercise	Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark V. Hurd	0	$0	0	1,150,000	$0	$7,256,500
Robert P. Wayman	252,386	2,128,108	1,672,298	875,000	5,397,897	6,338,875
Vyomesh I. Joshi	101,918	1,123,679	976,352	1,075,000	3,198,286	8,195,876
Ann M. Livermore	30,716	277,212	2,030,490	1,025,000	6,115,048	7,242,625
R. Todd Bradley	0	0	0	400,000	0	1,710,000
Randall D. Mott	0	0	0	500,000	0	1,555,000
Former Officers
Carleton S. Fiorina(4)	2,250,000	6,279,000	3,815,852	0	0	0
Michael J. Winkler(5)	192,764	1,785,891	1,536,334	284,228	5,050,898	2,556,529

(1)
The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised option.

(2)
All of the unvested portions of these options vest in connection with certain terminations of employment, including termination due to death, disability, or retirement. In addition, HP's policy generally has been to accelerate option vesting in the event of involuntary termination. In the event of the termination of Mr. Bradley or Mr. Mott as the result of a covered event during the 36 months following the commencement of employment, 50% of any unvested options will vest, as described in the summaries of their respective employment contracts under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 53.

(3)
The value of unexercised options is based upon the difference between the exercise price and the closing market price on October 31, 2005, which was $28.04.

(4)
On February 8, 2005, Ms. Fiorina terminated as Chairman and Chief Executive Officer and resigned as a director, and her options vested, with a one-year post-termination exercise period.

(5)
On November 7, 2005, Mr. Winkler retired, and his options vested, with a three-year post-termination exercise period. The options Mr. Winkler received from Compaq have a post-termination exercise period equal to the life of the vested option.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

        The Long-Term Performance Cash Program (the "LTPC Program") was established in fiscal 2003 to drive value creation and operational efficiency, to retain top-performing and critical employees, and to reward senior managers for exceptional performance. The LTPC Program also is designed to reduce HP's use of option grants for senior executives and, therefore, HP's dilution levels. As described below, the LTPC Program includes both short-term cash flow as a percentage of total revenue ("Cash Flow") metrics and three-year total stockholder return ("TSR") metrics, which together determine the payout, if any, under the LTPC Program.

        During the regular compensation cycle, the LTPC Program works in conjunction with option grants to provide long-term incentives to senior managers ("Regular LTPC Grants"). For the named executive officers, the HR and Compensation Committee reviews Total Rewards on a holistic basis, including base pay, variable pay and long-term incentives. During this process, a total value for long-term incentives is determined for each participant. Half of that total value is granted in the form of options. The remainder of the total value is then used as the target LTPC amount. For example, if the total long-term incentive amount for a participant is 10,000 option shares, the participant would receive 5,000 option shares and a long-term performance cash award that, if it pays out at target, is equivalent in value to the 5,000 option shares (based on a Black-Scholes valuation model at the time of grant). Mr. Wayman, Mr. Joshi and Ms. Livermore each received a Regular LTPC Grant in connection with their fiscal 2005 compensation review.

        In addition, grants of long-term performance cash may be made outside of the normal compensation cycle in connection with in-hire decisions ("In-hire LTPC Grants"). In-hire LTPC Grants may be intended in part to compensate a participant for the value of long-term incentives from the participant's former employer that the participant has forfeited by joining HP. HP believes that making participants whole for such forfeitures is necessary and appropriate in order to hire top candidates for key roles. Because the amounts forfeited will vary depending upon each individual's compensation arrangements with his or her prior employer, In-hire LTPC Grants do not necessarily bear a meaningful relationship to Regular LTPC Grants or to other In-hire LTPC Grants. Mr. Hurd, Mr. Bradley and Mr. Mott received In-hire LTPC Grants based in part on HP's intention to compensate them for amounts from their previous employers that they forfeited by joining HP.

        Because Regular LTPC Grants were granted under the LTPC Program in the course of annual compensation reviews in 2003, 2004 and 2005, and Regular LTPC Grants are subject to a three-year cycle, multiple program cycles are outstanding simultaneously. In fiscal 2005, the HR and Compensation Committee amended the award agreements for the outstanding program cycles to align the cycles with HP's fiscal year. As a result of this fiscal year alignment, some of the annual performance periods were broken into two six-month stub periods. The following diagram depicts the LTPC program cycles that were outstanding in fiscal 2005:

        Under the LTPC Program, short-term Cash Flow milestones are set. At the end of each short-term performance period, if HP achieves a threshold level of performance for the Cash Flow metric, a percentage is applied to each participant's targeted cash amount for the period, and this amount is banked on the participant's behalf. The percentage applied to each participant's targeted cash amount for the first, second and third three-year programs ranges from 0% to 150% based upon the extent to which performance goals are achieved. Interest, using the applicable federal rates determined by the IRS, is applied to banked amounts. If HP does not achieve a certain threshold level of Cash Flow performance for the period, the percentage applied is zero. For the May 2004-April 2005 performance period, threshold Cash Flow performance levels were not met and no amounts were banked for participants. For the May 2005-October 2005 performance period, Cash Flow performance exceeded aspirational levels and amounts were banked for participants accordingly.

        At the end of each three-year program period, the total banked amounts will be adjusted by applying a modifier based on HP's TSR (which includes reinvestment of dividends) relative to the TSR for the S&P 500 for the three-year program period. The modifier to be applied to each participant's total banked amount ranges from 0% to 200% (reduced to 150% for performance periods after 2005). If HP does not achieve a threshold TSR level, then the modifier will be zero, and any banked amounts held by then-current participants will be forfeited.

        If Cash Flow is below the threshold level, no amounts will be banked for these current participants for the short-term performance period. Similarly, if TSR thresholds are not achieved for the three-year performance period, any banked amounts held by then-current participants at the end of the period will be forfeited. To achieve a modifier above 100%, HP's TSR must exceed the median of the TSR for the S&P 500 over the three-year program period, and, to achieve the maximum payout, HP's TSR must significantly exceed the median for S&P 500 companies.

        As previously disclosed, Ms. Fiorina received a payout under the LTPC Program calculated at target for the 2003 - 2004 and 2004 - 2005 program years and Mr. Winkler also is entitled to receive guaranteed payouts under the LTPC Program. Also as previously disclosed, certain amounts under the LTPC Program have been guaranteed to pay out at least at target levels for Messrs. Hurd and Mott in accordance with the terms of their employment agreements. For a description of these arrangements, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 50.

        Awards to the named executive officers under the LTPC Program were granted pursuant to the Hewlett-Packard Company 2004 Stock Incentive Plan, which has been approved by HP stockholders.

        Because the amount of an executive's LTPC Program bonus is dependent upon the satisfaction of annual cash flow and three-year TSR objectives, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time. The following table describes the hypothetical amounts that would be payable to named executive officers, excluding accrued interest, for LTPC Program awards granted during fiscal 2005, assuming that threshold, target and maximum levels of both cash flow and TSR performance metrics are met.

Long-Term Incentive Plans—Awards In Last Fiscal Year

		Hypothetical Estimated Future Payouts Under Non-Stock Price-Based Plans (Cash)
	Performance Or Other Period Until Maturation Or Payout
Name		Below Threshold Value	Threshold Value	Target Value	Hypothetical Maximum Value
Regular LTPC Grants
Robert P. Wayman	3 years	$0	$689,585	$2,758,338	$8,275,014
Vyomesh I. Joshi	3 years	0	861,981	3,447,923	10,343,769
Ann M. Livermore	3 years	0	689,585	2,758,338	8,275,014
In-hire LTPC Grants
Mark V. Hurd(1)	3 years	0	1,050,000	4,200,000	12,600,000
R. Todd Bradley	3 years	0	690,000	2,760,000	8,280,000
Randall D. Mott(1)	3 years	0	1,750,000	7,000,000	21,000,000
Former Officers
Carleton S. Fiorina	N/A	0	0	0	0
Michael J. Winkler	N/A	0	0	0	0

(1)
Guaranteed long-term incentive amounts for Messrs. Hurd and Mott are described in the "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 50.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2005. Information is included for equity compensation plans approved by HP stockholders and equity compensation plans not approved by HP stockholders. In the case of equity compensation plans not approved by HP stockholders, many of the plans (including the equity compensation plans available to directors, officers and employees of Compaq, which HP acquired in fiscal 2002) were approved by stockholders of companies acquired by HP, as described in footnote (6) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP stockholders	347,674,719	(3)	$28.0441	228,220,012	(4)(5)
Equity compensation plans not approved by HP stockholders	183,291,181	(6)(7)(8)(9)	$32.7557	32,449,276	(10)

Totals:	530,965,900		$29.6701	260,669,288

(1)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) of this table or the purchase price of shares to be purchased pursuant to the Share Ownership Plan or the Hewlett-Packard Company Employee Stock Purchase Plan.

(3)
Includes options to purchase shares outstanding under the Hewlett-Packard Company 2004 Stock Incentive Plan, the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard Company 1995 Incentive Stock Plan, the Hewlett-Packard Company 1990 Incentive Stock Plan, the Hewlett-Packard Company 1997 Director Stock Plan and the 1987 Hewlett-Packard Company Director Option Plan.

(4)
Includes shares available for future issuance under the Hewlett-Packard Company 2004 Stock Incentive Plan, the Hewlett-Packard Company 2000 Stock Plan, the Hewlett-Packard Company 1997 Director Stock Plan, the 1987 Hewlett-Packard Company Director Option Plan, the Share Ownership Plan, the Hewlett-Packard Company Employee Stock Purchase Plan and the Hewlett-Packard Company Service Anniversary Award Plan.

  As of October 31, 2005, 77,220,408 shares were available under the Share Ownership Plan, 2,725,611 shares were available under the Hewlett-Packard Company Employee Stock Purchase Plan and 1,455,400 shares were available under the Hewlett-Packard Company Service Anniversary Award Plan. The balance is available for option grants under our other stockholder-approved equity compensation plans.

(5)
In addition to options, the Hewlett-Packard Company 2004 Stock Incentive Plan and the Hewlett-Packard Company 2000 Stock Plan provide for the award of cash and stock. The Hewlett-Packard Company 2004 Stock Incentive Plan provides for a maximum of 100,000,000 shares for stock awards, and 96,604,689 shares remain available for such stock awards. The Hewlett-Packard Company 2000 Stock Plan provides for a maximum of 20,000,000 shares for stock awards, and 13,027,751 shares remain available for such stock awards.

(6)
As of October 31, 2005, individual options to purchase a total of 3,114,849 shares were outstanding pursuant to options assumed in connection with acquisition transactions by HP, at a weighted average exercise price of $13.1948. These options were issued under the plans listed below, which have not been approved by HP stockholders: the Compaq Computer Corporation 1987 Nonqualified Stock Option Plan for Non-employee Directors, the Compaq Computer Corporation 1998 Former Non-Employee Replacement Option Plan (Digital), the VeriFone, Inc. Amended and Restated 1987 Supplemental Stock Option Plan, the StorageApps Inc. 2000 Stock Incentive Plan, the Flexible Stock Incentive Plan of Indigo N.V. ("Indigo"), the Indigo N.V. 1996 International Flexible Stock Incentive Plan, the Consera Software Corporation 2002 Stock Plan, the TruLogica, Inc. 2003 Stock Plan, the Digital Equipment (India) Limited 1999 Stock Option Plan, the Digital GlobalSoft Limited 2001 Stock Option Plan, the Novadigm, Inc. 1992 Stock Option Plan, the Novadigm, Inc. 1999 Nonstatutory Stock Option Plan, the Novadigm, Inc. 2000 Stock Option Plan, the 1995 Convex Stock Option Conversion Plan and the AppIQ, Inc. 2001 Stock Option and Incentive Plan. These options are not reflected in the table above. In connection with the Compaq acquisition, HP also assumed stock options to purchase 189,750 shares of HP common stock at a price of $35.97 and 189,750 shares of HP common stock at a price of $37.46 granted to former Compaq directors in April 1999. These options were not issued under any of the plans listed above and are not reflected in the table above. While the Compaq plans listed above have not been approved by HP stockholders, they were approved by Compaq stockholders when the plans were initially implemented. Prior to the applicable acquisition by HP, stockholders of the acquired companies also approved the following plans: the StorageApps Inc. 2000 Stock Incentive Plan, the Flexible Stock Incentive Plan of Indigo N.V., the Indigo N.V. 1996 International Flexible Stock Incentive Plan, the VeriFone Inc. Amended and Restated 1987 Supplemental Stock Option Plan, the Consera Software Corporation 2002 Stock Plan, the TruLogica, Inc. 2003 Stock Plan, the Digital Equipment (India) Limited 1999 Stock Option Plan, the Digital GlobalSoft Limited 2001 Stock Option Plan, the Novadigm, Inc. 1992 Stock Option Plan, the Novadigm, Inc. 2000 Stock Option Plan, and the AppIQ, Inc. 2001 Stock Option and Incentive Plan.

  HP has assumed and intends to continue issuing awards in accordance with applicable stock exchange listing standards under the following plans, which have not been approved by HP stockholders but were approved by Compaq stockholders: the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. Exercisable options issued under these plans are reflected in this column.

(7)
This figure also includes the individual option grants to Stone Yamashita described below under "Individual Arrangements."

(8)
The table does not include 83,202 shares of HP common stock that may be distributed to participants under the Hewlett-Packard Company Executive Deferred Compensation Plan (the "EDCP"). While the EDCP does not provide a stock fund as a current hypothetical investment option, this plan includes a frozen stock fund investment option that was offered under the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan; the plans were merged effective January 1, 2004. Participants are no longer allowed to invest in additional shares of HP common stock under this plan. These shares are not included in calculating the weighted-average exercise price set forth in column (b).

(9)
Includes stock appreciation rights with respect to 1,267,387 shares of HP common stock assumed in connection with the Compaq acquisition.

(10)
Includes 32,449,276 shares available for option grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan. HP assumed these plans in connection with the Compaq acquisition, and they have not been approved by HP stockholders.

Material Features of Plans Not Approved by Stockholders

        HP assumed the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan in connection with the Compaq acquisition. These plans are administered by the HR and Compensation Committee of the Board. While the plans originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards and cash, HP has amended these plans so that from July 18, 2002 only non-qualified stock options may be granted under these plans. Outstanding non-stock option awards, e.g., stock appreciation rights, will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under these plans have grant prices equal to the fair market value of the stock on the grant date. These plans allow the HR and Compensation Committee to specify the conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Pursuant to the terms of these plans, all outstanding awards granted prior to September 1, 2001 under these plans became fully vested on March 20, 2002, the date on which Compaq stockholders approved the acquisition by HP. Vesting did not accelerate for awards granted on or after September 1, 2001, and those awards typically vest monthly over a 48-month period. Generally, awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his or her award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. These plans will expire when there are no shares available for future grants. A total of 3,076,078; 2,608,436; 10,426,968 and 16,337,794 shares remain available for grants under the Compaq Computer Corporation 1989 Equity Incentive Plan, the Compaq Computer Corporation 1995 Equity Incentive Plan, the Compaq Computer Corporation 1998 Stock Option Plan and the Compaq Computer Corporation 2001 Stock Option Plan, respectively.

Individual Arrangements

        On March 7, 1999, HP issued Stone Yamashita an option to purchase 80,000 shares of HP common stock (as adjusted to reflect HP's subsequent two-for-one stock split) at a split-adjusted exercise price of $34.5150, all of which are fully vested and expire on March 7, 2009, unless sooner terminated or cancelled in accordance with the terms of the agreements between HP and Stone Yamashita.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

HP Severance Policy for Senior Executives

        Under the HP Severance Policy, which the Board adopted in July 2003, HP will seek stockholder approval for future severance agreements, if any, with senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. In implementing the HP Severance Policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon. Senior executives subject to the HP Severance Policy are Section 16 Officers ("Senior Executives").

        For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to salary and bonus and extraordinary benefits that are not available to groups of employees other than the Senior Executives upon termination of employment. However, benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Senior Executives, are not counted against the limit. In particular, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the Code; (c) the value of any service period credited to a Senior Executive in excess of the period of service actually provided by such Senior Executive for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Senior Executives ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (a) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (b) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (c) acceleration of the vesting of stock options, stock appreciation rights, restricted stock or long-term cash incentives that is consistent with Company Practices; (d) payments or benefits required to be provided by law; and (e) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

        For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board and agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Senior Executives.

HP Severance Program for Senior Executives

        In October 2003, the HR and Compensation Committee adopted a severance program for Senior Executives (or persons who were Senior Executives of HP within 90 days of termination of HP employment) that provides a lump-sum severance payment upon a qualifying termination that is a multiple of annual base salary and target cash bonus, as in effect prior to employment termination. In July 2005, the HR and Compensation Committee amended this program to reduce the cash severance benefits payable to the CEO, Executive Vice Presidents and Senior Vice Presidents, and to base payments upon a multiple of annual base salary and actual bonuses paid rather than a multiple of annual base salary and target cash bonuses. Under the amended program, the multiple used is 2.0 times for the position of CEO, 1.5 times for Executive Vice Presidents, and 1.0 times for Senior Vice Presidents and Vice Presidents. Any payments under the severance program will be reduced by any cash severance benefit payable to the participant under any other HP plan, program or agreement, including cash amounts payable for the uncompleted portion of employment agreements and prorated cash bonuses under the applicable short-term bonus plan.

        A participant will be deemed to have incurred a qualifying termination for purposes of this program if he or she is involuntarily terminated without cause (as defined below) and executes a full release of claims, in a form satisfactory to HP, promptly following termination. For purposes of the program, cause means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP.

        This severance program is consistent with the HP Severance Policy because the payments provided for under the program do not exceed 2.99 times the sum of the Senior Executive's base salary plus bonus as in effect immediately prior to separation from employment.

Employment Agreement with Mark V. Hurd

        HP entered into an employment agreement with Mark V. Hurd as of March 29, 2005, the terms of which are set forth below.

Position	President and CEO
Term of Employment	At will employment. Employment may be terminated by Mr. Hurd or HP, at any time. The agreement has an initial term of four years.
Board Membership
Mr. Hurd was appointed to the Board upon his hire and thereafter will be nominated as a member of the Board during each year of his employment. Following his termination, Mr. Hurd will be deemed to have resigned from the Board.
Salary
$1,400,000 base salary. The base salary will not be reduced other than pursuant to a reduction applied to substantially all other executive officers of HP and a reduction that is no greater than the percentage reduction applied to substantially all other executive officers.
Bonus
At least $2,800,000 (target at 200% of base), pro-rated for mid-year entry with a maximum target opportunity of $8,400,000 (600% of base) assuming performance goals are achieved under HP's PfR plan. The applicable targets for the second six months of 2005 and the first six months of 2006 will be deemed to have been met and the incentive earned during the first half of fiscal 2005 was pro-rated based on the hire date.

Long-Term Incentives
Long-Term Cash Performance Plan
At least $4,200,000 (300% of base) pro-rated for mid-plan entry in the three-year cycles beginning May 1, 2003 and May 1, 2004, respectively. The plan provides for a cash payout after three years with additional cycles beginning May 1 of every year. The potential cash payout can range from $0 to $12,600,000, depending on actual HP performance. The applicable targets for the first year of the first full target cycle (beginning May 1, 2005) will be deemed to have been met.
Stock Options
Number of Shares	Option for 700,000 shares (with a maximum term of eight years) with a grant date of April 1, 2005
Black-Scholes Value	Approximately $4,200,000
Vesting Schedule	Vests at a rate of 25% annually over four years.
One-Time Make-Up Grants: Restricted Stock and Options	400,000 shares of restricted stock and an option for 450,000 shares (with a maximum term of eight years) with a grant date of April 1, 2005.
Value at Grant	Approximately $8,000,000 for restricted stock shares and a Black-Scholes value of approximately $2,700,000 for options
Vesting Schedule	Vest at a rate of 33.3% annually over three years.
Signing Bonus
$2,000,000 cash bonus payment paid within 30 days of April 1, 2005 and upon removal of any conditions. If Mr. Hurd is terminated for cause within two years of his hiring date, Mr. Hurd will return a pro-rata portion of the bonus to HP.
Price Protection
Mr. Hurd received reimbursement up to 20% for declines in the per share fair market value of NCR's stock as covered by his vested options. In the event that the share value decreased more than 20%, only the first 20% was subject to reimbursement. This price protection applied to the 850,184 shares vested prior to March 24, 2005. The starting fair market value for this price protection was the highest share price during the five full trading days immediately preceding the public announcement of Mr. Hurd's resignation from NCR. This price protection ended upon Mr. Hurd's sale of the shares covered by his vested options (or 90 days after his termination of employment with NCR, whichever was sooner). Mr. Hurd received a payment of $5,000,421 pursuant to this provision.
Benefits
Mr. Hurd is eligible to participate in HP's employee benefit plans, policies and arrangements applicable to other executive officers including: participation in the Share Ownership Plan, 401(k) Plan, deferred compensation plan, cash balance retirement plan, medical, dental, vision and life and disability insurance.
Perquisites	Mr. Hurd is eligible for HP perquisites at at least the same level as other senior executive officers including financial counseling and executive physicals.

Time Off	Mr. Hurd will receive paid time off in accordance with HP policy for other senior executive officers. In no event will Mr. Hurd receive fewer than 25 days of paid time off per calendar year.
Security	Mr. Hurd received appropriate home security in accordance with market practice.
Relocation Benefit	Mr. Hurd received the standard relocation package with the following adjustments:
	—	$2,750,000 relocation allowance paid after the execution of a definitive agreement and removal of any conditions (such relocation allowance paid in lieu of any other relocation allowance provided for under HP's relocation policy);
	—	Mortgage interest subsidy for four years;
	—	Temporary housing for up to one year;
	—	No limit on the weight of household goods shipped, and coverage for three cars; and
	—	Storage of household goods for up to one year.
Severance
Participation in the Severance Program for Executives in effect at the time of his employment agreement if Mr. Hurd is terminated without cause and provides an execution of a full release of claims. Under the Severance Program for Executives in effect at the time of his employment agreement, Mr. Hurd was entitled to receive:
	—	A one time cash payment equal to 2.5 times Mr. Hurd's then-current base salary plus target bonus (in July 2005, this multiple was reduced to a multiple of two times, and his base salary plus actual bonus would be used for the calculation);
	—	Payment of any accrued salary and bonus;
	—	Mr. Hurd's stock options will become fully vested, exercisable and will remain exercisable until the earlier of the date provided in the applicable stock option agreement or under any applicable workforce reduction policy adopted by HP from time to time;
	—	Any unvested restricted stock will vest on a pro-rata basis;
	—	Any banked amounts in the LTPC Plan; and
	—	Continuation of certain health benefits.

The HR and Compensation Committee reviews the Severance Program for Executives annually. If Mr. Hurd's duties as CEO are substantially reduced without his consent or if Mr. Hurd is not re-elected to the Board during his term of employment, then Mr. Hurd will be deemed to have been terminated without cause. The amount of severance benefits received by Mr. Hurd will not exceed 2.99 times the sum of his base salary and bonus, unless such benefits are approved by HP's stockholders.
Confidential Information and Intellectual Property	Mr. Hurd has been required to execute HP's Agreement Regarding Confidential Information and Proprietary Developments.
Attorneys' Fees	HP reimbursed Mr. Hurd for reasonable legal fees and tax advice expenses incurred in the negotiation, preparation and execution of this agreement as well as his separation from his current employer.

Arbitration	All disputes arising as a result of Mr. Hurd's employment, including the termination thereof, or Mr. Hurd's compensation or benefits will be resolved through binding arbitration.
Indemnification
Mr. Hurd will be provided indemnification on terms no less favorable than that provided to any other HP executive officer or director, including, if applicable, appropriate directors and officers insurance.

        On January 23, 2006, the HR and Compensation Committee agreed to increase Mr. Hurd's target bonus opportunity under HP's PfR Plan to 220% of his base salary (with a maximum bonus opportunity of three times that amount).

Employment Agreement with R. Todd Bradley

        HP offered Mr. Bradley employment on June 9, 2005, on the terms set forth below.

Position	Executive Vice President, Personal Systems Group
Term of Employment	At will employment. Employment may be terminated by Mr. Bradley or HP, at any time.
Salary	$725,000 base salary.
Bonus
At least $906,250 (target at 125% of base), pro-rated for mid-year entry with a maximum target opportunity of $2,718,750 (375% of base) assuming performance goals are achieved under HP's PfR plan. The applicable targets for the second six months of fiscal 2005 and the first six months of fiscal 2006 will be deemed to have been met and the incentive earned during fiscal 2005 was pro-rated based on the hire date.
Long-Term Incentives
Long-Term Cash Performance Plan
Eligible for $2,760,000 over the three-year cycle beginning May 1, 2005 in HP's Long-Term Performance Cash program, which provides for a cash payout after three years assuming applicable targets are met.
Stock Options
Number of Shares	Option for 400,000 shares (with a maximum term of eight years) with a grant price of the fair market value on the grant date.
Black-Scholes Value	Approximately $2,366,000
Vesting Schedule	Vests 25% annually over four years.
Restricted Stock
Number of Shares	100,000 shares of restricted stock
Value at Grant	Approximately $2,385,000
Vesting Schedule	Vesting 50% on the first and third anniversaries of the grant date.
Signing Bonus	$1,000,000 cash bonus paid on hire, subject to repayment if Mr. Bradley terminates or is terminated for cause within one year.

Benefits
Mr. Bradley is eligible to participate in HP's employee benefit plans, policies and arrangements applicable to other executive officers including: participation in the Share Ownership Plan, the HP 401(k) Plan, deferred compensation plan, cash balance retirement plan, medical, dental, vision and life and disability insurance.
Perquisites	Mr. Bradley is eligible for HP perquisites at the same level as other senior executive officers including financial counseling and executive physicals.
Time Off	Mr. Bradley will receive paid time off in accordance with HP policy for other senior executive officers. In no event will Mr. Bradley receive fewer than 20 days of paid time off per calendar year.
Relocation Benefit	Mr. Bradley will receive the standard relocation package with the following adjustments:
	—	Three month relocation allowance of $180,000;
	—	Extended time period for home purchasing closing cost from 90 days to up to one year from hire date;
	—	Mortgage interest subsidy for four years;
	—	Extended time period for beginning mortgage subsidy program from 90 days to up to one year from hire date;
	—	Temporary housing for up to six months;
	—	Increase in household goods shipment weight limit to 30,000 pounds; and
	—	Extended household goods storage up to six months, renewable for an additional six months if necessary.
Severance
For 36 months from the date of hire, if Mr. Bradley's employment is terminated other than for cause, death or permanent disability, or if Mr. Bradley voluntarily terminates his employment due to specified constructive termination events, Mr. Bradley will receive:
	—	A one-time cash payment equal to two times Mr. Bradley's base salary;
	—	A lump-sum payment equivalent to any guaranteed bonuses for fiscal 2005 and fiscal 2006 to the extent such bonus has not been previously paid;
	—	A prorated payment of any LTPC awarded during a period of 36 months following commencement of employment, the amount of which will be determined based on the actual achievement of goals under the Long-Term Performance Cash Program;
	—	A prorated payment of any earned PfR bonus to the extent such bonus has not been previously paid;
	—	Prorated vesting on any existing restricted stock awarded during the 36 month period following commencement of employment based on number of active months;
	—	50% vesting on any unvested stock options awarded during a period of 36 months following commencement of employment and a one year post termination exercise period for vested options; and
	—	Financial counseling, outplacement services and similar amounts as are typically granted to senior executives upon termination of employment.

After the 36 month period following commencement of employment, Mr. Bradley will be eligible to participate in the then-current Severance Program for Executives.
Confidential Information and Intellectual Property	Mr. Bradley has been required to execute HP's Agreement Regarding Confidential Information and Proprietary Developments.
Attorneys' Fees	HP will reimburse Mr. Bradley for reasonable legal fees incurred in connection with this agreement.
Indemnification
HP also agreed to provide indemnification from and against any claims, suits, judgments, losses, costs, or expenses (including reasonable legal fees) resulting from any actions taken against Mr. Bradley by his former employer as a result of his acceptance of employment with HP.

Employment Agreement with Randall D. Mott

        HP offered Mr. Mott employment on July 11, 2005 on the terms set forth below.

Position	Executive Vice President and Chief Information Officer
Term of Employment	At will employment. Employment may be terminated by Mr. Mott or HP, at any time.
Salary	$690,000 base salary.
Bonus
At least $690,000 (target at 100% of base), pro-rated for mid-year entry with a maximum target opportunity of $2,070,000 (300% of base) assuming performance goals are achieved under HP's PfR plan. The applicable targets for the second six months of fiscal 2005 and fiscal 2006 will be deemed to have been met and the incentive earned during fiscal 2005 was pro-rated based on the hire date.
Long-Term Incentives
Long-Term Cash Performance Plan
Eligible for $7,000,000, of which $5,000,000 is guaranteed, over the three-year cycle beginning May 1, 2005 in HP's LTPC Program. The $5,000,000 will be paid at the end of the three-year period, even if Mr. Mott is not employed by HP. Mr. Mott is eligible to participate in future performance cycles at levels commensurate with his responsibilities.
Stock Options
Number of Shares	Option for 500,000 shares (with a maximum term of eight years) with a grant price of the fair market value on the grant date.
Value of Grant	Approximately $3,101,604
Vesting Schedule	Vesting 25% annually over four years.
Restricted Stock
Number of Shares	285,000 shares of restricted stock
Value of Grant	Approximately $7,102,200
Vesting Schedule	Vesting 20% annually on the anniversary of Mr. Mott's hire date.
Signing Bonus	$2,200,000 cash bonus payment to be paid on hire, subject to repayment if Mr. Mott voluntarily terminates within one year.

Benefits
Mr. Mott is eligible to participate in HP's employee benefit plans, policies and arrangements applicable to other executive officers including: participation in the Share Ownership Plan, the HP 401(k) Plan, deferred compensation plan, cash balance retirement plan, medical, dental, vision and life and disability insurance.
Perquisites	Mr. Mott is eligible for HP perquisites at the same level as other senior executive officers including financial counseling and executive physicals.
Time Off	Mr. Mott will receive paid time off in accordance with HP policy for other senior executive officers. In no event will Mr. Mott receive fewer than 25 days of paid time off per calendar year.
Security	Mr. Mott will receive appropriate home security in accordance with HP's practice for similarly situated executives.
Relocation Benefit	Mr. Mott will receive the standard relocation package with the following adjustments:
	—	A relocation allowance of $1,000,000;
	—	Temporary housing for up to six months, renewable for an additional six months if necessary;
	—	Extended time period for home purchasing closing cost from 90 days to up to one year from hire date;
	—	Mortgage interest subsidy for four years;
	—	Extended time period for beginning mortgage subsidy program from 90 days to up to one year from hire date;
	—	Increase in household goods shipment weight limit to 30,000 pounds; and
	—	Extended household goods storage up to six months, renewable for an additional six months if necessary.
Severance	For 36 months from the date of commencement of employment, Mr. Mott will be eligible to participate in HP's Severance Program for Senior Executives and will receive:
	—	A one-time cash payment equal to 1.5 times Mr. Mott's base salary;
	—	A lump-sum payment equivalent to any guaranteed bonuses for fiscal 2005 and fiscal 2006 to the extent such bonus has not been previously paid;
	—	Payment of any banked amounts under the LTPC Program;
	—	A prorated payment of any earned PfR bonus to the extent such bonus has not been previously paid;
	—	Prorated vesting on any existing restricted stock based on the number of active months; and
	—	50% vesting on any unvested stock options and a one year post termination exercise period for vested options.
Confidential Information and Intellectual Property	Mr. Mott has been required to execute HP's Agreement Regarding Confidential Information and Proprietary Developments.
Attorneys' Fees	HP will reimburse Mr. Mott for reasonable legal fees incurred in connection with this agreement.
Arbitration	All disputes between HP and Mr. Mott will be resolved through binding arbitration.

        On January 23, 2006, the HR and Compensation Committee agreed to increase Mr. Mott's target bonus opportunity under HP's PfR Plan to 125% of his base salary (with a maximum bonus opportunity of three times that amount).

Michael J. Winkler Agreement

        On October 4, 2004, HP entered into an employment agreement with Mr. Winkler that provided for an annual base salary of $775,000 effective August 15, 2004, a target bonus opportunity under the Executive Pay-for-Results Plan of 125% of base salary, a $1,000,000 retention bonus paid out at the end of May 2005, additional bonuses of $250,000 per quarter for every quarter that Mr. Winkler stayed after May 1, 2005 until April 30, 2006, a guaranteed payout under the 2003-2006 LTPC Program at target (or higher if HP exceeds target during the performance period that Mr. Winkler was an active employee), a guaranteed payout of 50% of target for the 2004-2007 LTPC Program, and an additional payment of $429,343 pursuant to the 2004-2007 LTPC Program for every six-month period that he stayed after May 1, 2005 until April 30, 2006.

        Mr. Winkler retired on November 7, 2005. He left his position as Executive Vice President of HP's Customer Solutions Group in July and was on an unpaid leave of absence until his retirement, at which time Mr. Winkler was entitled to exercise vested stock options that he received from Compaq for the life of the options and was eligible to participate in the retiree medical program. He received HP's standard retirement benefits and the benefits described in his October 4, 2004 employment agreement, including the guaranteed bonuses under the LTPC Program of $2,958,685, which will be paid as soon as possible after May 6, 2006.

Carleton S. Fiorina Severance Agreement and Release

        Carleton S. Fiorina terminated as HP's Chairman and CEO and resigned as a director of HP on February 8, 2005. In light of the then-current HP Severance Plan for Senior Executives, various plans in which Ms. Fiorina participated and past practice with respect to certain other employees whose employment with HP terminated, HP entered into a Severance Agreement and Release (together, the "Agreement") with Ms. Fiorina, dated February 8, 2005. Pursuant to the Agreement, and in accordance with the terms of the HP Severance Program for Senior Executives adopted in 2003, prior to its 2005 amendment (as described above), HP made a cash payment of $14,000,000 to Ms. Fiorina, which represented 2.5 times her base salary and targeted annual cash bonus. This amount was paid six months after the date of the Agreement, together with interest at an annual rate of 2.78%. In addition, Ms. Fiorina received a payout of $5,880,000, which represented Ms. Fiorina's award for the 2003-2004 program year of the LTPC Program, and a payout of $1,502,700, which represented a prorated amount of Ms. Fiorina's award for the 2004-2005 program year of the LTPC Program, in each case calculated to reflect cash flow and total shareholder return performance metrics established under the LTPC Program with respect to each program year at target. Ms. Fiorina's outstanding options to purchase 6,065,852 shares of HP common stock, with a weighted average exercise price of $35.73 as of the date of the Agreement, vested, with a one-year post-termination exercise period. Ms. Fiorina received $50,000 for financial counseling, legal and outplacement services. Ms. Fiorina also was permitted to keep her personal computer equipment and receive technical support for a three-month period, received administrative support for a six-month period, and received maintenance of home security for a one-year period. Ms. Fiorina received a cash payment for the balance of her unused vacation time. Ms. Fiorina retained her vested rights under qualified HP retirement plans and under an HP excess benefit plan and will be eligible for HP's continued group medical coverage through the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA), for up to 18 months. Cash amounts payable as described above will be reduced by applicable withholding taxes. Pursuant to the Agreement, Ms. Fiorina provided HP and affiliates a general liability release and indemnification.

HP Retirement Arrangements

        Upon retirement, all HP employees, including the named executive officers, generally receive full vesting of options granted under HP stock plans with a three-year post-retirement exercise period. Restricted stock continues to vest in accordance with its normal vesting schedule, subject to certain restrictions. Targeted cash amounts, if any, are paid at a prorated rate to participants in the LTPC Program, and bonuses, if any, under the Executive PfR Plan are also paid at a prorated rate. In accordance with the American Jobs Creation Act of 2004, certain amounts payable upon retirement to named executive officers and other key employees from covered plans are not paid out for at least six months following termination of employment.

PENSION PLAN

        The following table shows the estimated annual pension benefits accrued through the end of fiscal 2005 and payable upon attainment of age 65 to HP employees in the United States under the Hewlett-Packard Company Retirement Plan (the "Retirement Plan") and the Hewlett-Packard Company Excess Benefit Retirement Plan (the "EBP").

Estimated Annual Benefits(1)(2)

Highest Annual Average Pay Rate	Years of Service
	5	10	15	20	25	30
$400,000	$28,543	$57,085	$85,628	$114,171	$142,714	$171,256
500,000	36,043	72,085	108,128	144,171	180,214	216,256
600,000	43,543	87,085	130,628	174,171	217,714	261,256
700,000	51,043	102,085	153,128	204,171	255,214	306,256
800,000	58,543	117,085	175,628	234,171	292,714	351,256
900,000	66,043	132,085	198,128	264,171	330,214	396,256
1,000,000	73,543	147,085	220,628	294,171	367,714	441,256
1,100,000	81,043	162,085	243,128	324,171	405,214	486,256
1,200,000	88,543	177,085	265,628	354,171	442,714	531,256
1,300,000	96,043	192,085	288,128	384,171	480,214	576,256
1,400,000	103,543	207,085	310,628	414,171	517,714	621,256
1,500,000	111,043	222,085	333,128	444,171	555,214	666,256
1,600,000	118,543	237,085	355,628	474,171	592,714	711,256
1,700,000	126,043	252,085	378,128	504,171	630,214	756,256
1,800,000	133,543	267,085	400,628	534,171	667,714	801,256
1,900,000	141,043	282,085	423,128	564,171	705,214	846,256
2,000,000	148,543	297,085	445,628	594,171	742,714	891,256
2,100,000	156,043	312,085	468,128	624,171	780,214	936,256
2,200,000	163,543	327,085	490,628	654,171	817,714	981,256
2,300,000	171,043	342,085	513,128	684,171	855,214	1,026,256
2,400,000	178,543	357,085	535,628	714,171	892,714	1,071,256
2,500,000	186,043	372,085	558,128	744,171	930,214	1,116,256
2,600,000	193,543	387,085	580,628	774,171	967,714	1,161,256
2,700,000	201,043	402,085	603,128	804,171	1,005,214	1,206,256
2,800,000	208,543	417,085	625,628	834,171	1,042,714	1,251,256
2,900,000	216,043	432,085	648,128	864,171	1,080,214	1,296,256
3,000,000	223,543	447,085	670,628	894,171	1,117,714	1,341,256

(1)
Amounts exceeding $170,000 for the plan year from November 1, 2005 to October 31, 2006 and $175,000 for the plan year from November 1, 2006 to October 31, 2007 (as adjusted from time to time by the IRS) would be paid under the EBP.

(2)
No more than $210,000 for the plan year from November 1, 2005 to October 31, 2006 and $220,000 for the plan year from November 1, 2006 to October 31, 2007 (as adjusted from time to time by the IRS) of cash compensation may be taken into account in calculating benefits payable under the Retirement Plan.

        The Retirement Plan is a traditional defined benefit pension plan covering employees hired by HP before 2003. Benefits are earned based on years of service and highest average pay rate (as defined below), reduced by a portion of Social Security earnings. Messrs. Wayman, Joshi and Winkler and Ms. Livermore and Ms. Fiorina were participants in the Retirement Plan during fiscal 2005.

        Benefits under the Retirement Plan are calculated using a participant's highest average pay rate (the "HAPR"), which is determined during the 20 consecutive fiscal quarters when pay is the highest. The HAPR for named executive officers includes base pay and bonuses paid pursuant to the Executive PfR Plan, as reported in the Summary Compensation Table in columns (c) for salary and (d) for bonus.

        Up to 30 years of HP service are taken into account in calculating benefits under the Retirement Plan. As of October 31, 2005, Mr. Wayman, Mr. Joshi, and Ms. Livermore were credited with 36 years, 25 years, and 23 years, respectively. Ms. Fiorina and Mr. Winkler were credited with six and three years, respectively.

        For participants employed by HP prior to 1993, benefits are calculated under both the Retirement Plan and the Hewlett-Packard Company Deferred Profit Sharing Plan ("DPSP"). Benefits under the DPSP are based on contributions made by HP prior to 1993 on behalf of eligible participants, plus investment gains or losses. Together, the Retirement Plan and the DPSP constitute a "floor-offset arrangement" for periods prior to 1993. This type of arrangement provides a minimum guaranteed retirement benefit (the "floor"), offset by amounts held under the DPSP. If a participant's benefit under the DPSP exceeds his or her benefit from the Retirement Plan for years prior to 1993, no amounts are payable from the Retirement Plan with respect to that period of service. Due to the level of benefits paid under the Retirement Plan, as well as the generally favorable investment experience under the DPSP, most participants will receive only the DPSP benefit for periods prior to 1993. Messrs. Wayman and Joshi and Ms. Livermore participate in the Retirement Plan and DPSP.

        Benefits under the Retirement Plan may be taken in one of several different annuity forms, or in an actuarially-equivalent lump sum.

        Benefits not payable from the Retirement Plan and the DPSP due to IRS limits are payable from the non-qualified EBP, under which benefits are unfunded and unsecured. When an EBP participant terminates employment, an account is created for him or her in the amount not able to be paid from the Retirement Plan and/or the DPSP due to IRS limits. This account then is credited with investment earnings (gains and losses) according to the investment return under the DPSP, until such amounts are paid to the participant. The EBP was amended on November 17, 2005, effective January 1, 2005, to comply with Section 409A of the Code. Effective January 1, 2008, EBP accounts will be credited with investment earnings based upon the returns of a fixed-income fund within the HP 401(k) Plan.

        The Hewlett-Packard Company Cash Account Pension Plan ("CAPP") covers HP employees hired after 2002; it is a cash balance pension plan that provides pension benefits determined by reference to a hypothetical account balance. "Pay Credits" equal to four percent of base pay are credited quarterly to this account with respect to each participant; in addition, "Interest Credits" are credited daily to each account. Interest Credits are credited at the rate equal to the one-year rate for Treasury securities, plus one percent and are adjusted annually. Benefits under CAPP may be taken in one of several different annuity forms or in a lump sum equal to the hypothetical account.

        Participants in the CAPP who earn amounts in excess of the IRS limits receive Pay Credits and Interest Credits to a hypothetical account balance established for them under the HP Cash Account Restoration Plan ("CARP"), at the same rates as credited under the CAPP. Amounts under the CARP are unfunded and unsecured. Upon termination of employment, a CARP participant is paid his or her account balance in the form of a lump sum; no other optional forms are available. The CARP was amended on November 17, 2005, effective January 1, 2005, to comply with Section 409A of the Code.

        Messrs. Hurd, Bradley and Mott participate in the CAPP and the CARP, and as of October 31, 2005, they had accrued benefits which, if paid upon attainment of age 65 as a single life annuity, are estimated to be as follows: Mr. Hurd $4,174, Mr. Bradley $1,520, and Mr. Mott $1,074, annually.

        As announced on July 19, 2005, HP has made significant changes to its U.S. retirement plans effective January 1, 2006. Employees with fewer than 62 "points" (age plus service) as of December 31, 2005 will cease accruing benefits in the Retirement Plan and the CAPP. A participant who no longer earns benefits under the Retirement Plan or the CAPP will likewise no longer earn any benefits under the HP supplemental pension plans, the EBP and the CARP. Messrs. Wayman and Joshi and Ms. Livermore had more than 62 points as of December 31, 2005 and therefore each will continue to accrue benefits under the Retirement Plan and the EBP after 2005. Messrs. Hurd, Bradley and Mott each had fewer than 62 points as of December 31, 2005, and therefore will not accrue any further pension benefits under the CAPP or the CARP after 2005.

REPORT OF THE HR AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        HP's executive compensation program is administered by the HR and Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed entirely of non-employee independent directors with significant experience in managing employee-related issues and making executive compensation decisions.

        The Committee provides strategic direction for HP's Total Rewards compensation and benefits structure for HP's employees worldwide; reviews HP's human resources programs, including leadership development, succession planning and diversity initiatives; determines the compensation of HP's executive officers; and establishes compensation policies and practices for directors for service on the Board and its committees, as well as for the Chairman of the Board. The Committee's decisions are made in the context of HP's specific business imperatives, including attaining a competitive cost structure in each of HP's businesses, as well as economy-wide trends, such as rising healthcare costs and expensing equity-based compensation. HP is committed to attracting, retaining and developing a talented, diverse workforce in a manner that provides incentives to create stockholder value, and the work of the Committee supports these endeavors. The specific duties and responsibilities of the Committee are described under "Board Structure and Committee Composition—HR and Compensation Committee" beginning on page 13 and in the charter of the Committee, which is included as Appendix B hereto and also is available on HP's website at http://www.hp.com/hpinfo/investor/structure.html.

        The Committee met nine times during fiscal 2005. The Committee's regularly scheduled meetings typically last several hours, and all Committee members are actively engaged in the review of matters presented. The Committee utilizes outside compensation consultants from time to time during the year for survey data and other information as it deems appropriate. It is the Committee's practice to make the most significant compensation decisions in a multi-step process over more than one meeting, so that Committee members have the ability to consider and discuss alternative courses of action, to ask for additional information as necessary and to raise and discuss further questions.

        The Committee has furnished the following report for fiscal 2005, which includes a discussion of: (1) HP's compensation and benefits programs, including compensation and benefits for executive officers; (2) CEO compensation; and (3) stock ownership guidelines for senior executives.

HP's Compensation and Benefits Programs

        The Committee considers HP's compensation and benefits programs holistically in making decisions for HP generally and for individual executives. HP refers to its package of compensation and benefits as "Total Rewards," which include: (1) base pay; (2) variable pay; (3) rewards and recognition programs (small, on-the-spot bonus awards for individual contributions); (4) equity; and (5) benefits. The components of Total Rewards are depicted in the diagram below.

        We believe that appropriately balancing the Total Rewards package and ensuring the viability of each component of the package is necessary in order to provide market-competitive compensation and benefits, and to ensure the health of HP, which benefits employees and stockholders alike. In addition, we believe that employees should share in the value they help create and that their rewards should be proportional to their performance. At the same time, because HP has approximately 150,000 employees, the costs of HP's Total Rewards programs are a significant determinant of HP's competitiveness. Accordingly, the Committee is focused on ensuring that the balance of the various components of HP's Total Rewards is optimized to motivate employees to improve HP's results on a cost-effective basis.

        In rebalancing the components of Total Rewards, the Committee also considers changes in the external environment. In the first quarter of fiscal 2006, HP began expensing equity awards in accordance with FAS 123R, which will result in significantly higher expenses in the equity component of Total Rewards. In addition, HP, like many of its peers, has been impacted by rising healthcare costs. As a result, HP has made difficult decisions to reduce salary expenses (through headcount reductions) and benefits (through changes in its retirement programs). By taking these actions, HP hopes to see increases in other components of Total Rewards that are more closely tied to performance, such as the variable pay awarded to employees, and in HP's stock price, which benefits employees as well as stockholders.

        The Committee also recognizes the need to balance the components of Total Rewards appropriately depending on employee position and ability to impact HP's results. Accordingly, HP's Total Rewards programs are structured so that more than two-thirds of senior managers' targeted Total Rewards are "at risk" (in the form of option grants, long-term performance cash and variable pay) dependent upon HP's results. By contrast, the broad-based employee population's compensation is designed to provide more income stability, and less than one-tenth of most non-sales employees' Total Rewards are "at risk."

Review of External Data

        Each year, we survey the compensation practices of our peers in the United States as well as other countries in which we have significant employee populations in order to assess our competitiveness. For fiscal 2005, we targeted the aggregate value of our Total Rewards at approximately the median level for our

"blended peer" group (which combines our technology and general industry peers) for most positions. However, we strongly believe in engaging the best talent in critical functions, and this may entail negotiations with individual executives who have significant retention packages in place with other employers. In order to make such individuals whole for the compensation that they would forfeit by terminating their previous employment, the Committee may determine that it is in the best interests of HP to negotiate packages that deviate from the general principle of targeting Total Rewards at the median of our peers. Similarly, the Committee may determine to provide compensation outside of the normal cycle to individuals to address retention issues. Therefore, for some executives, compensation was above the median.

        Going forward, we determined to use a technology peer group for benchmarking purposes rather than our "blended peer" group. This ensures that the cost structures that we create will enable us to remain competitive in our markets. Our technology peer group is composed of International Business Machines Corporation, Dell Inc., Apple Computer, Inc., Cisco Systems, Inc., Electronic Data Systems Corporation, EMC Corporation, Intel Corporation, Lexmark International Group Inc., Microsoft Corporation, Motorola, Inc., Oracle Corporation, Sun Microsystems, Inc. and Xerox Corporation.

        Overall, our outside consultants determined that our compensation programs, as structured, are at market relative to our technology peers. Based upon review of the compensation arrangements discussed below, peer group compensation levels and our assessments of individual and corporate performance, we believe that the value and design of our executive compensation program are appropriate.

Components of Total Rewards

Base Pay

        In general, base pay for each employee, including executive officers, is established based on the individual's job responsibilities, performance and experience; HP's overall budget for merit increases; and the competitive environment. In fiscal 2005, HP provided a base pay increase to its employees, but in accordance with HP's philosophy of providing a strong link between pay and performance, the exact amount of the increase (if any) varied among employees based on their performance levels. Consistent with HP's philosophy of tying pay to business results, executive officers received a relatively low proportion of their overall targeted compensation in the form of base pay.

Variable Pay

        Our variable pay programs focus on matching rewards with results. Executive officers and high-level, non-sales managers and individual contributors participate in the Pay-for-Results ("PfR") Program1. Most other employees participate in the Company Performance Bonus Plan ("CPB Plan"). In addition, certain high-level employees participate in our Long-Term Performance Cash Program (the "LTPC Program"). The philosophy of each of our variable pay programs is simple: a basic reward for reaching minimum expectations, and an upside for reaching HP's aspirational goals. The variable pay programs link compensation directly to HP's performance and encourage employees to make significant contributions toward

1
The Pay-for-Results Program is structured similarly for all participants, but is operated under two plans. In fiscal 2005, the HP Executive Pay-for-Results Plan (the "Executive PfR Plan") was used for executive officers and other high-level managers. We are seeking stockholder approval of the 2005 HP Pay-for-Results Plan for purposes of qualifying compensation paid to "covered officers" for tax deduction purposes, and therefore this plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). For a description of the HP 2005 Pay-for-Results Plan, see "Proposal No. 3 'Approval of the Hewlett-Packard Company 2005 Pay-for-Results Plan."' Other participants in the Pay-for-Results Program (generally high-level, non-sales managers and individual contributors) participate through a similar short-term bonus plan.

HP's results. For executives, a significant portion of cash compensation is "at risk" dependent upon those results, in accordance with HP's philosophy of providing pay for performance.

  Pay-for-Results/Company Performance Bonus

        The performance metrics for the PfR Program participants during fiscal 2005 were measured on a semi-annual basis and were weighted as follows: 40% based on revenue, 40% based on non-GAAP2 net profit and 20% based on total customer experience. For executive officers and most other United States participants, these metrics were set at the HP level. For regional PfR Program participants, metrics were based on both HP and regional goals. The variable pay plans measure company performance for each metric at three levels of performance (threshold, target and aspiration), each of which is tied to a successively higher level of reward. In the event that threshold non-GAAP net profit measures were not met, there would be no payout under the short-term bonus programs, regardless of whether other metrics fund. In addition, there were no payouts under the PfR Program unless there were payouts under the CPB Plan, so that executives would not receive payouts unless the general employee population was also rewarded. The Committee could adjust bonuses from the amount that would have otherwise been paid under the variable pay programs, but under no circumstances could the Committee adjust bonuses upward for executive officers. Once the funding for each metric was determined, managers were permitted to use discretion in the distribution of a portion of the funded amount.

        The targeted short-term bonus amount for the named executive officers in fiscal 2005 ranged from 100% to 300% of base salary. Bonuses were paid when, and only if, performance goals were achieved. Based upon performance measured against pre-established goals, HP did not pay bonuses for the semi-annual period covering the first and second quarters of fiscal 2005 (except as required pursuant to an employment contract) because non-GAAP net profit for the period was below threshold levels. In contrast, HP's results were very strong for the second half of 2005, with an increase in non-GAAP net profit of 46% and 22% for the third and fourth quarters of fiscal 2005, respectively, compared to the prior-year periods. Even after adjusting for currency effects, HP also experienced year-over-year revenue improvement in the same periods. Accordingly, HP paid bonuses above target levels under the PfR Program and CPB Plan to all eligible participants, including the executive officers. The exact amounts of such payouts to named executive officers for the second semi-annual period of fiscal 2005 are set forth in footnote 1 to the Summary Compensation Table beginning on page 37.

        In line with the programs of many of HP's technology peers and in order to promote a longer-term focus by management and employees, for fiscal 2006, the Committee determined to set goals for the PfR Program and CPB Plan on an annual rather than semi-annual basis. Metrics will be based on revenue and non-GAAP net profit, with improvements over prior year revenue and non-GAAP net profit required in order for any funding to take place under those metrics.

  LTPC Program

        The LTPC Program, which the Committee approved in May 2003, is designed to drive value creation and operational results through its use of balance sheet and total stockholder return ("TSR") performance measures. Each participant in the LTPC Program receives a targeted long-term incentive amount. Periodic milestones3 relating to HP's cash flow from operations as a percentage of revenue must be met to receive a banked amount under the LTPC Program. At the end of the three-year performance period, a modifier approved at the beginning of the LTPC program will be applied to banked amounts held by then-current

2
United States Generally Accepted Accounting Principles.

3
Performance periods for the cash flow metric are generally one year, with six-month performance periods to permit alignment of the program with HP's fiscal year.

participants based on TSR relative to the TSR for the S&P 500 for the period. Because HP failed to achieve the threshold level of performance for the cash flow as a percentage of total revenue metric for the May 2004-April 2005 performance period, no amounts were banked for participants, consistent with HP's pay-for-results philosophy. For the May 2005-October 2005 performance period, amounts were banked above target due to HP's achievement of cash flow goals. For a further description of the LTPC Program, see "Long-term Incentive Plans—Awards in Last Fiscal Year" on page 43.

  Other

        The Committee also periodically considers bonuses outside of the variable pay plans, based on both individual and corporate performance. The Committee paid a bonus outside of the variable pay plans to all employees, including each of the then-current executive officers, in December 2004 for HP's performance in the fourth quarter of fiscal 2004.

Equity Programs

        HP's equity programs are designed to encourage creation of long-term value for our stockholders, employee retention and stock ownership. The programs consist of stock option grants, the Share Ownership Plan (an employee stock purchase program), and restricted stock awards. A majority of our employees participate in one or more equity programs, which we believe promote a long-term focus on results and align employee and stockholder interests. At the same time, the Committee has carefully considered the impact of equity expensing, actions taken by HP's peers to reduce the use of options, and HP's dilution and overhang levels, and made certain changes to HP's equity programs in order to strike an appropriate balance between promoting HP's cost competitiveness and maintaining employee incentives.

        Executive officers receive a relatively large proportion of their overall targeted compensation in the form of equity, in order to align interests of management and stockholders and promote a focus on long-term results. During the fiscal 2005 annual grant cycle, our executive officers received an equivalent value (at the time of grant) of options and targeted long-term performance cash. Most fiscal 2005 stock option grants to executive officers were made under HP's 2000 Stock Plan and 2004 Stock Incentive Plan. Each such grant allows the executive officer to acquire shares of HP's common stock, subject to the completion of a four-year vesting period (25% vesting each year). These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have an eight-year term. For information on options granted to named executive officers during fiscal 2005, see "Option Grants in Last Fiscal Year" on page 41.

        From time to time, we also grant restricted stock to encourage retention and reward performance. In fiscal 2005, we authorized the grant of restricted stock (or restricted stock units in certain countries outside of the United States) to certain executive officers, including Mr. Joshi and Ms. Livermore, and other key employees on a case-by-case basis. Half of the restricted stock granted to executive officers vested in one year, and the remainder after three years, subject to continued employment.

        We also granted restricted stock and options to certain new hires on a case-by-case basis, including Messrs. Hurd, Bradley and Mott, as described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 49. These grants were, in part, to compensate these executives for long-term incentives they would forfeit by joining HP.

Benefits

        HP's global benefits philosophy for employees, including executive officers, is that benefits should provide employees protection from catastrophic events, should enable employees to plan for their futures, and should be competitive in local markets in order to attract and retain a high-quality workforce. The cost of providing benefits to employees has continued to increase on an industry- and economy-wide basis due to factors such as rising healthcare costs. In July 2005, to address these costs and promote HP's long-term health, the full Board determined, based on the recommendations of the Committee, that U.S. employees with fewer than 62 age plus years of service points as of December 31, 2005 would no longer be eligible to accrue benefits under the HP Retirement Plan and the related HP Excess Benefit Retirement Plan4, or the HP Cash Account Pension Plan and the related HP Cash Account Restoration Plan5. Messrs. Hurd, Bradley and Mott will not have 62 age plus service points at December 31, 2005, and therefore, like other similarly-situated employees, will no longer accrue benefits on or after January 1, 2006. In lieu of these benefits, employees with fewer than 62 points and newly-hired employees will be eligible to receive a 6% matching contribution under the HP 401(k) Plan.

        HP maintains a non-qualified deferred compensation plan, the Hewlett-Packard Company Executive Deferred Compensation Plan ("EDCP"), that is unfunded and unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments under the Pay-for-Results Program into bookkeeping accounts established under the EDCP. EDCP accounts are credited with hypothetical earnings, as if invested in funds available under the HP 401(k) Plan, as selected by each participant.

Perquisites

        HP provides benefits to certain executive officers in the form of security services, limited personal aircraft usage and financial counseling. For the named executive officers, the amounts of such benefits are described in footnote 4 to the Summary Compensation Table on page 38.

Executive Officer Severance Plan

        As part of its ongoing focus on the competitiveness of various compensation and benefits programs, during fiscal 2005, the Committee reduced the cash severance benefits payable under the Executive Officer Severance Plan for the Chief Executive Officer ("CEO"), Executive Vice Presidents and Senior Vice Presidents. In addition, the formula for the determination of payouts was changed so that payouts are a multiple of salary plus actual bonus paid during the past three years, as opposed to targeted bonus amounts. For a description of the Executive Officer Severance Plan and amounts payable under the plan, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" on page 49.

Employment Agreements with Executive Officers

        In order to recruit and retain external candidates with impressive leadership records in key areas, the Committee agreed to enter into employment agreements with Messrs. Hurd, Bradley and Mott during fiscal 2005. The Committee carefully reviewed the terms of these employment agreements and determined that the amounts offered were appropriate under the circumstances, and were designed, in part, to compensate these executives for benefits from their former employers that they forfeited by joining HP. For a further description of these employment agreements, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" beginning on page 50 and for a discussion of Mr. Hurd's compensation, see "CEO Compensation—Compensation for Mark V. Hurd" below.

CEO Compensation

        On February 8, 2005, Carleton S. Fiorina terminated as CEO of HP, and Robert P. Wayman was appointed as interim CEO until the hiring of Mark Hurd effective April 1, 2005. The Committee and full Board were actively involved in the compensation and severance arrangements relating to these decisions.

4
The HP Retirement Plan and the HP Excess Benefit Retirement Plan were generally available to eligible U.S. employees, including executive officers, who were employees of HP as of December 31, 2002.

5
The HP Cash Account Pension Plan and the related HP Cash Account Restoration Plan provided benefits to eligible employees of HP who were hired or rehired on or after January 1, 2003.

The Committee believes that HP maintained stability during this transition period and put in place the right senior management team to improve HP results going forward. As previously described, non-GAAP profits were significantly higher in the third and fourth quarters of fiscal 2005 compared to the prior-year periods, and from April 1, 2005 through the end of HP's fourth fiscal quarter, HP's stock price increased by 29.2%. The compensation decisions that were made with respect to each of the individuals who served as CEO during fiscal 2005 as well as the process for determining such amounts are described below.

Compensation for Mark V. Hurd

        The Committee and Board recognized the need to hire a CEO for HP who would focus on operational excellence and improve HP's financial results for the benefit of HP's stockholders, employees and partners. After a thorough search, the Board determined to recruit Mark V. Hurd. Mr. Hurd, who was serving as Chief Executive Officer of NCR (where he had been employed for over 20 years) at the time he was approached by HP, had significant retention incentives in place commensurate with the importance of his role and his tenure at NCR. Accordingly, in determining an appropriate compensation package to recruit Mr. Hurd, the Committee considered the value of the compensation that Mr. Hurd would forfeit by leaving NCR, as well as competitive data on CEO compensation among HP's blended peers. As a result of this process, in fiscal 2005, the Committee agreed to provide Mr. Hurd the following compensation pursuant to the terms of an employment contract dated March 29, 2005: (1) annual base salary of $1,400,000; (2) a targeted bonus opportunity under the Executive PfR Plan of 200% of base salary6; (3) 700,000 option shares with a vesting schedule of 25% per year; (4) a targeted bonus opportunity of 300% of base salary under the LTPC Program7; (5) 400,000 shares of restricted stock vesting at a rate of 33.3% annually over 3 years; (6) 450,000 option shares with a vesting schedule of 33.3% per year, (7) a sign-on bonus of $2,000,000; (8) a relocation bonus of $2,750,000; (9) price protection of up to 20% of declines in fair market value of his vested NCR options; and (10) other benefits described in his employment contract. In addition, Mr. Hurd received perquisites valued at $492,858 and other compensation of $8,119,977, the details of which are set forth in footnotes 4 and 7 of the Summary Compensation Table beginning on page 37. For a further description of Mr. Hurd's employment arrangements, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Employment Agreement with Mark V. Hurd" beginning on page 50. A significant proportion of Mr. Hurd's targeted compensation is performance-based, including options and compensation above target under the PfR Program and the LTPC Program. Although Mr. Hurd's PfR Program bonus was guaranteed at least at target under the terms of his employment contract, he actually received a payout of $2,898,000 for the second half of the PfR Program (in excess of the targeted amount) due to HP's performance on non-GAAP net profit and revenue metrics during that period. For the PfR Program in the first half of fiscal 2005, he received $233,333.

        In future periods, the Committee has determined to consider the following factors in assessing CEO performance, which will be used in conjunction with competitive data to determine future targeted compensation: strategic leadership, financial performance, operational excellence, people development, management of external relationships and effectiveness in working with the Board.

Compensation for Robert P. Wayman

        Mr. Wayman served as the interim CEO of HP from the period of Ms. Fiorina's termination in February 2005 until Mr. Hurd's hiring in April 2005. Mr. Wayman was in a unique position to provide stability and continuity to HP during this transitional period due to his responsibilities as Chief Financial Officer of HP (a position that he has held since 1984) and his more than 30 years of experience with HP.

6
Mr. Hurd's PfR bonus was guaranteed to pay out at least at target for the second six months of fiscal 2005 and the first six months of fiscal 2006.

7
Mr. Hurd's LTPC bonus was guaranteed at least at target for the 2005-2006 program.

Mr. Wayman's regular compensation package in fiscal 2005 was determined based on his service as CFO. In order to determine his targeted compensation, the Committee utilized the same process as for other executive officers: analyzing the total rewards for similarly-situated executives based on the survey data for our blended peer group and technology peers; considering Mr. Wayman's performance and reviewing HP's results. Based on this review, the Committee determined to award Mr. Wayman the fiscal 2005 compensation shown on the Summary Compensation Table on page 37. As previously reported, in recognition of his unique ability to guide HP during the transitional period between CEOs and his continued assistance during Mark Hurd's acclimation to HP, the Committee determined to award Mr. Wayman a cash payment of $3 million during fiscal 2005.

Compensation for Carleton S. Fiorina

        Ms. Fiorina terminated as Chairman and CEO on February 8, 2005. In light of the then-existing provisions of the HP Severance Plan for Senior Executives, various plans in which Ms. Fiorina participated, and past practice with respect to certain other employees whose employment with HP terminated, the Committee and the full Board agreed to the terms of Ms. Fiorina's severance arrangements, which resulted in a total severance payout of approximately $21.4 million. The terms of Ms. Fiorina's severance arrangements are described under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements—Carleton S. Fiorina Severance Agreement and Release" beginning on page 57.

        All aspects of the fiscal 2005 compensation of Ms. Fiorina were governed by the general principles of HP's Total Rewards program described above. The elements of Ms. Fiorina's compensation that were in effect at the time of her termination were as follows: base pay of $1,400,000 per year and a targeted short-term bonus opportunity of 300% of base salary for the first half of fiscal 2005. During fiscal 2005, Ms. Fiorina did not receive grants of options or an award for the 2005-2006 program period under the LTPC Program. Ms. Fiorina's salary and short-term bonus amounts in effect at the time of her termination were determined in fiscal 2004 by analyzing the total direct compensation for CEOs based on the survey data for HP's blended peer group and technology peers; considering Ms. Fiorina's performance; and reviewing HP's results. Ms. Fiorina also received perquisites and other compensation in fiscal 2005 as shown on the Summary Compensation Table on page 37.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the deductibility of compensation paid by a public company to any employee who on the last day of the year is the CEO or one of the four other most highly compensated officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Committee considers the impact of this rule when developing and implementing HP's executive compensation programs. While HP's stock options and the Executive PfR Plan are designed so that compensation paid under them can qualify for an exemption from the limitation on deductible compensation, HP believes that it is important to preserve flexibility in administering compensation programs. Accordingly, HP has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and amounts paid under any of HP's compensation programs may be determined not to so qualify.

Stock Ownership Guidelines

        Our stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of our stockholders. The guidelines provide that the CEO should attain an investment position in HP's stock equal to five times his base salary and all other executive officers should attain an investment position equal to three times their base salary. These guidelines should be achieved within five years. Shares counted toward these guidelines include:

  •
  any shares held by the executive directly or through a broker;

  •
  shares held through the HP 401(k) Plan;

  •
  restricted stock; and

  •
  vested but unexercised stock options (50% of the in-the-money value of such options is used for the calculation).

        Employee ownership of HP shares also is encouraged through the Share Ownership Plan, HP's employee stock purchase plan.

        HP has reviewed the stock ownership of each of HP's executive officers. Most executive officers who have served as such for more than one year have met the foregoing stock ownership guidelines.

        The undersigned members of the Committee have submitted this Report to the Board of Directors and approved its inclusion in HP's 2006 proxy statement.

HR AND COMPENSATION COMMITTEE

Lawrence T. Babbio, Jr., Chair
Lucille S. Salhany

STOCK PERFORMANCE GRAPHS

        The graphs below show the cumulative total stockholder return assuming the investment of $100 on the date specified for each graph (and the reinvestment of dividends thereafter) in each of HP common stock, the S&P 500 Index, the S&P 500 Information Technology Index and HP's peer group(1).

FIVE-YEAR CUMULATIVE RETURN*
(Investment of $100 on October 31, 2000)

ONE-YEAR CUMULATIVE RETURN**
(Investment of $100 on October 31, 2004)

*
$100 invested on 10/31/00 in stock or index including reinvestment of dividends. Fiscal year ending October 31.
**
$100 invested on 10/31/04 in stock or index including reinvestment of dividends. Fiscal year ending October 31.

(1)
The stock performance graph peer group is composed of large companies that we compete with on a worldwide basis as follows: Apple Computer, Inc., Dell Inc., Electronic Data Systems Corporation, EMC Corporation, Gateway, Inc., International Business Machines Corporation, Lexmark International Group Inc., Sun Microsystems, Inc. and Xerox Corporation.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has appointed Ernst & Young LLP as HP's independent registered public accounting firm for the fiscal year ending October 31, 2006. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting pursuant to Proposal No. 2. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued (in millions) by HP for audit and other services provided by Ernst & Young LLP for fiscal 2005 and 2004.

	2005	2004
Audit Fees(1)	$25.4	$18.1
Audit-Related Fees(2)	7.9	4.2
Tax Fees(3)	6.1	10.1
All Other Fees(4)	0.0	0.0

Total	$39.4	$32.4

        The Audit Committee has approved all of the fees above.

        The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $250,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fiscal 2005 includes $6.8 million in fees for assurance services provided in connection with the assessment and testing of internal controls in connection with Section 404 of the Sarbanes Oxley Act of 2002 ("Section 404").

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services. For fiscal 2005 and 2004, Section 404 consulting fees included herein were $0.5 million and $0.75 million, respectively.

(3)
For fiscal 2005 and 2004, respectively, tax fees included tax compliance fees of $1.1 million and $2.2 million, and tax advice and tax planning fees of $5.0 million and $7.9 million. For fiscal 2005 and 2004, respectively, tax advice and tax planning fees included expatriate tax services fees of $0.02 million and $0.2 million, and $0.9 million and $1.5 million for assistance with matters related to the mergers of various HP and Compaq corporate entities throughout the world.

(4)
HP did not engage Ernst & Young LLP for any other services in fiscal 2005 and 2004.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of HP's internal audit function and independent registered public accounting firm, risk assessment and risk management, oversight of investments and assets for pension plans, oversight of treasury matters, oversight of loan activities, review of HP Financial Services capitalization, review of activities of Investor Relations, and oversight of cost and funding of equity compensation plans and benefit programs. The Audit Committee manages HP's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

        HP's management is primarily responsible for HP's internal control and financial reporting process. HP's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles, the effectiveness of HP's internal control over financial reporting and management's assessment of the internal control over financial reporting. The Audit Committee monitors HP's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2005, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Robert L. Ryan, Chair Patricia C. Dunn Dr. George A. Keyworth II

January 12, 2006

APPENDIX A

Hewlett-Packard Company Board of Directors
Audit Committee Charter

        I.    Purpose and Authority

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To assist the Board in fulfilling its responsibilities for generally overseeing: (a) HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, (b) HP's compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, (d) the performance of HP's internal audit function and independent registered public accounting firm, and (e) risk assessment and risk management;

          2.     To prepare the report required by the proxy rules of the U.S. Securities and Exchange Commission (the "SEC") to be included in HP's annual proxy statement;

          3.     To oversee the finance and investment functions of HP; and

          4.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership

          1.  Membership and Appointment.  The Committee will consist of at least three directors whom the Board appoints and such number of additional directors as the Board deems appropriate and appoints.

          2.  Qualifications; Independence.  Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee will be independent within the meaning of applicable laws or listing standards, and will meet applicable listing standard financial literacy requirements, each as the Board determines. Finally, at least one director on the Committee will be an "audit committee financial expert," as determined by the Board in accordance with SEC rules. In addition, no director on the Committee may have participated in the preparation of the financial statements of HP or any of HP's current subsidiaries at any time during the past three years.

          3.  Removal.  The entire Committee or any individual director on the Committee may be removed with or without cause by the affirmative vote of a majority of the Board upon the recommendation of the Nominating and Governance Committee.

          4.  Chairman.  The Board may designate a Chairman of the Committee (the "Chairman"). In the absence of such designation, the Committee may designate the Chairman by majority vote of the Committee. From time to time the Chairman may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

        III.    Procedures

          1.  Number of Meetings.  The Committee will convene at least six times each year, with additional meetings as appropriate.

          2.  Agenda.  The Chairman will establish the agenda, with input from management and other directors on the Committee and the Board as appropriate.

          3.  Executive and Private Sessions.  The Committee will meet regularly in separate executive sessions at which only Committee members are present and in private sessions with each of management, the internal auditors and the independent registered public accounting firm.

          4.  Delegation of Authority.

            a.     The Committee may create a subcommittee of the Committee consisting of one or more directors on the Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

            b.     The Committee may delegate any of its duties and responsibilities to one or more directors on the Committee, another director or other persons, unless otherwise prohibited by applicable laws or listing standards.

            c.     Any subcommittee, director or other person will provide a written or oral report to the Committee regarding any activities undertaken pursuant to such delegation.

            d.     The Committee may terminate any such subcommittee and revoke any such delegation at any time.

          5.  Authority to Retain Advisors.  In the course of its duties, the Committee will have sole authority, at HP's expense, to engage and terminate consultants or advisors, as the Committee deems advisable, including the sole authority to approve the consultant or advisor's fees and other retention terms.

          6.  Charter Review.  The Committee annually will review and reassess the adequacy of this charter and will submit any recommended changes to the charter to Nominating and Governance Committee and the Board for approval.

          7.  Performance Review.  The Committee annually will undertake an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and will report the results of such evaluation to the Nominating and Governance Committee and the Board.

          8.  Reporting to the Board.  The Committee will report regularly to the Board with respect to the Committee's activities.

          9.  Open Access.  The Committee will be given open access to HP's internal auditors, Board Chairman, HP executives and independent registered public accounting firm, as well as HP's books, records, facilities and other personnel.

        IV.    Responsibilities

        The following responsibilities of the Committee are set forth as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable laws and listing standards.

          1.  Independent Registered Public Accounting Firm.  The Committee will appoint, evaluate and compensate the independent registered public accounting firm, which will report directly to the Committee, and oversee the rotation of the independent registered public accounting firm's lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years, with applicable time-out periods, in accordance with SEC regulations. The Committee will determine whether to retain or, if appropriate, terminate the independent registered public accounting firm. The Committee is responsible for recommending the independent registered public accounting firm for approval by the shareholders, if appropriate.

          2.  Audit and Non-Audit Services and Fees.  The Committee will review and approve in advance the scope of the fiscal year's independent audit and the audit fees, establish policies for the independent registered public accounting firm's activities and any fees beyond the core audit, approve in advance all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and associated fees, and monitor the usage of and fees paid to the independent registered public accounting firm. The Committee may delegate to the Chairman the authority, within agreed limits, to pre-approve audit-related and non-audit services not prohibited by law to be performed by the independent registered public accounting firm. The Chairman will report any decisions to pre-approve such services to the full Committee at its next meeting.

          3.  Relationships with Independent Registered Public Accounting Firm.  The Committee will review and discuss with the independent registered public accounting firm its annual written statement delineating all relationships or services between the independent registered public accounting firm and HP, or any other relationships or services that may impact its objectivity and independence.

          4.  Hiring Polices.  The Committee will set clear hiring policies for employees or former employees of the independent registered public accounting firm, and monitor compliance with such policies.

          5.  Annual Audited and Quarterly Financial Statements; Other Matters.  The Committee will:

            a.     Meet to review and discuss with management and the independent registered public accounting firm HP's annual audited and quarterly financial statements, including HP's disclosures in "Management's Discussion and Analysis of Financial Condition and Results of Operations;" and

            b.     Review with management and the independent registered public accounting firm:

              i.      the results of the independent registered public accounting firm's audit and the independent registered public accounting firm's opinion on the annual financial statements;

              ii.     analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

              iii.    the independent registered public accounting firm's judgments on the quality, not just the acceptability, and consistent application of HP's accounting principles, the reasonableness of significant judgments, clarity of disclosures and underlying estimates in the financial statements;

              iv.    major issues regarding accounting principles and financial statement presentations, including changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions;

              v.     the effectiveness and adequacy of HP's internal auditing; and

              vi.    any disagreements between management and the independent registered public accounting firm, about matters that individually or in the aggregate could be significant to HP's financial statements or the independent registered public accounting firm's report, and any serious difficulties the independent registered public accounting firm encountered in dealing with management related to the performance of the audit and management's response.

          6.  Inclusion of Audited Financial Statements in 10-K.  The Committee will recommend to the Board whether the audited financial statements should be included in HP's Annual Report on Form 10-K.

          7.  Regulatory and Accounting Initiatives and Off-Balance Sheet Structures.  The Committee will review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on HP's financial statements.

          8.  Earnings Press Releases, Corporate Policies and Earnings Guidance.  The Committee will review and discuss earnings press releases (paying particular attention to the use of "pro forma," or

  "adjusted" non-GAAP information), as well as corporate policies with respect to financial information and earnings guidance provided to analysts and ratings agencies.

          9.  Report from Independent Registered Public Accounting Firm.  At least annually, the Committee will obtain from and review a report by the independent registered public accounting firm describing (a) the independent registered public accounting firm's internal quality control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent registered public accounting firm, and any steps taken to deal with any such issues.

          10.  Disclosure Controls and Procedures.  The Committee will review the adequacy and effectiveness of HP's disclosure controls and procedures.

          11.  Internal Controls.  The Committee will review the adequacy and effectiveness of HP's internal controls, including any significant deficiencies in such controls and significant changes or material weaknesses in such controls reported by the independent registered public accounting firm, the internal auditors or management and any special audit steps adopted in light of material control deficiencies, and any fraud, whether or not material, that involves management or other HP employees who have a significant role in such controls.

          12.  Information Security.  The Committee will review the adequacy and effectiveness of HP's information security policies and the internal controls regarding information security.

          13.  Internal Audit.  The Committee will review the overall scope, qualifications, resources, activities, reports, organizational structure and effectiveness of the internal audit function.

          14.  Director of Internal Audit.  The Committee will approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

          15.  Compliance.  The Committee will oversee HP's compliance programs with respect to legal and regulatory requirements, and review with management and the Director of Internal Audit the results of their review of compliance with applicable laws, regulations and listing standards, HP's Standards of Business Conduct and internal audit reports.

          16.  Complaints and Submissions.  The Committee will oversee procedures established for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by HP's employees of concerns regarding questionable accounting or auditing matters and compliance with the Standards of Business Conduct.

          17.  Attorneys' Reports.  The Committee will receive and, if appropriate, respond to attorneys' reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. or state law.

          18.  Risks.  The Committee will review and assess risks facing HP and management's approach to addressing these risks, including significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on HP's financial statements.

          19.  Regulatory Investigations.  The Committee will review the results of significant investigations, examinations or reviews performed by regulatory authorities and management's response.

          20.  Related Party Transactions.  The Committee will review and approve all "related party transactions," as defined in applicable SEC rules.

          21.  Investigations.  The Committee will conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

          22.  Investments.  The Committee will review the activities of the Investment Review Committee.

          23.  Treasury Matters.  The Committee will review or oversee significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuance and repurchase, capital spending, and risk management identification and coverage.

          24.  Loans and Obligations.  The Committee will oversee HP's loans, loan guarantees of third party debt and obligations and outsourcings.

          25.  HP Financial Services.  The Committee will review HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital (ROIC).

          26.  Investor Relations.  The Committee will review the activities of Investor Relations.

          27.  Coordination with HR and Compensation Committee.  The Committee will coordinate, as appropriate, with the HR and Compensation Committee regarding the cost, funding and financial impact of equity compensation and benefits.

APPENDIX B

Hewlett-Packard Company Board of Directors
HR and Compensation Committee Charter

        I.    Purpose

        The purpose of the HR and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To discharge the responsibilities of the Board relating to compensation of HP's executives and directors;

          2.     To produce an annual report on executive compensation for inclusion in HP's proxy statement (in accordance with applicable rules and regulations);

          3.     To provide general oversight of HP's compensation structure including equity compensation plans and benefits programs;

          4.     To review and provide guidance on HP's HR programs such as its global workforce programs, talent review and leadership development and best place to work initiatives; and

          5.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership

          1.  Membership and Appointment.  The Committee will consist of three directors, or such greater number of directors as the Board appoints.

          2.  Qualifications; Independence.  Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee will be independent within the meaning of applicable laws or listing standards, as the Board determines. In addition, members of the Committee will qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

          3.  Removal.  The entire Committee or any individual director on the Committee may be removed with or without cause by the affirmative vote of a majority of the Board upon the recommendation of the Nominating and Governance Committee.

          4.  Chairman.  The Board may designate a Chairman of the Committee (the "Chairman"). In the absence of such designation, the Committee may designate the Chairman by majority vote of the Committee. From time to time the Chairman may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

        III.    Procedures

          1.  Number of Meetings.  The Committee will convene at least four times each year, with additional meetings as appropriate.

          2.  Agenda.  The Chairman will establish the agenda, with input from management, staff and other directors on the Committee and the Board as appropriate.

          3.  Executive Sessions.  As appropriate, the Committee may meet in executive sessions.

          4.  Delegation of Authority.

            a.     The Committee may create a subcommittee of the Committee consisting of one or more directors on the Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

            b.     The Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to one or more directors on the Committee, another director or other persons, unless otherwise prohibited by applicable laws or listing standards.

            c.     Any subcommittee, director or other person will provide a written or oral report to the Committee regarding any activities undertaken pursuant to such delegation.

            d.     The Committee may terminate any such subcommittee and revoke any such delegation at any time.

          5.  Authority to Retain Advisors.  In the course of its duties, the Committee will have sole authority, at HP's expense, to engage and terminate outside compensation consultants, counsel, and other experts and advisors as the Committee deems advisable, with respect to the evaluation of director, Chief Executive Officer ("CEO") or executive compensation or other matters, including the sole authority to approve the consultant or advisor's fees and other retention terms.

          6.  Charter Review.  The Committee annually will review and reassess the adequacy of this charter and will submit any recommended changes to the charter to the Nominating and Governance Committee and the Board for approval.

          7.  Performance Review.  The Committee annually will undertake an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and will report the results of such evaluation to the Nominating and Governance Committee and the Board.

          8.  Reporting to the Board.  The Committee will report regularly to the Board with respect to the Committee's activities. As a matter of practice, the Committee expects to discuss with the Board significant matters, such as material changes to executive officer (within the meaning of Section 16 of the 1934 Act, as amended ("Section 16 Executive Officer")) compensation and severance arrangements, and other significant matters.

        IV.    Responsibilities

        The following responsibilities of the Committee are set forth as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable laws and listing standards.

          1.  Evaluate Human Resources and Compensation Strategies.  The Committee will oversee and evaluate HP's overall human resources and compensation structure, policies and programs, and assess whether these establish appropriate incentives and leadership development opportunities for management and other employees. The Committee will oversee HP's total rewards program in order to attract and retain key talent and promote HP's best place to work initiative.

          2.  Oversee Executive Succession Planning and Leadership Development.  The Committee will review senior management selection and oversee executive succession planning. As part of this process, the Committee will review the leadership development process for senior management positions. The Committee also will review compensation, incentive and other programs to promote such development.

          3.  Conduct Executive Performance Review and Set Executive Compensation.  The Committee will review and approve corporate goals and objectives relevant to the compensation of the CEO of HP,

  evaluate the performance of the CEO in light of those goals and objectives and approve the CEO's annual compensation level, including salary, bonus, stock options, other stock incentive awards and long-term cash incentive awards, based on this evaluation. The Committee will also review and approve the annual compensation levels of other Section 16 Executive Officers, including salaries, bonuses, stock options, other stock incentive awards and long-term cash incentive awards, and evaluate the performance of the other Section 16 Executive Officers. In addition, the Committee, in its discretion, may review and act upon management proposals to designate key employees to receive stock options and stock or other bonuses.

          4.  Approve Severance Arrangements and Other Applicable Agreements.  The Committee will review and approve severance arrangements for the CEO and other Section 16 Executive Officers, including change-in-control provisions, plans or agreements, and, to the extent that any such agreements are entered into, employment agreements for the CEO and other Section 16 Executive Officers.

          5.  External Reporting of Compensation Matters.  The Committee will produce an annual report on executive compensation in HP's proxy statement as required by the rules of the U.S. Securities and Exchange Commission.

          6.  Oversight of Equity-Based and Incentive Compensation Plans.  The Committee will supervise and administer HP's incentive compensation and equity-based plans and may approve, amend, modify, interpret or ratify the terms of, or terminate, any such plan to the extent that such action does not require shareholder approval; make recommendations to the Board with respect to incentive-compensation plans and equity-based plans as appropriate; provide for accelerated vesting of options, foreign stock appreciation rights ("FSARs"), stock appreciation rights ("SARs") and restricted stock and units, and determine the post-termination exercise periods for such awards, in connection with divestitures or otherwise; and delegate certain of such functions to the extent set forth herein.

          7.  Oversight of Employee Benefit Plans.  The Committee will monitor the effectiveness of non-equity based benefit plan offerings, in particular benefit plan offerings and perquisites pertaining to Section 16 Executive Officers, and approve any material new employee benefit plan or change to an existing plan that creates a material financial commitment by HP. In its discretion, the Committee may otherwise approve, amend, modify, ratify or interpret the terms of, or terminate, any non-equity based benefit plan or delegate such authority to the extent set forth herein.

          8.  Monitor Workforce Management Programs.  The Committee will monitor the effectiveness of workforce management programs that are global in scope, including global restructuring programs. The Committee also will periodically review reports in order to monitor workforce diversity and equal employment opportunity issues.

          9.  Set Director Compensation.  The Committee will establish compensation policies and practices for directors for service on the Board and its committees, as well as for the Chairman of the Board. The Committee will recommend to the Board and regularly review the appropriate level of director compensation.

          10.  Monitor Director and Executive Stock Ownership.  The Committee will develop and monitor compliance by Section 16 Executive Officers and directors with HP's stock ownership guidelines and periodically review such guidelines.

APPENDIX C

Hewlett-Packard Company Board of Directors
Nominating and Governance Committee Charter

        I.    Purpose

        The purpose of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of Hewlett-Packard Company ("HP") is:

          1.     To recommend to the Board candidates to be nominated for election as directors by shareholders at HP's annual meeting, consistent with HP's Board Composition Guidelines;

          2.     To develop HP's Corporate Governance Guidelines for approval by the Board, and to review regularly and recommend updates to the Corporate Governance Guidelines, as appropriate;

          3.     To oversee the organization of the Board to discharge the Board's duties and responsibilities properly and effectively, including oversight with the Chairman of the Board of the annual evaluation of the Board and its committees;

          4.     To see that proper attention is given, and effective responses are made, to shareholder concerns regarding corporate governance; and

          5.     To perform such other duties and responsibilities as are enumerated in and consistent with this charter.

        II.    Membership

          1.  Membership and Appointment.  The Committee consists of such number of directors as the Board appoints.

          2.  Qualifications; Independence.  Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee must be independent within the meaning of applicable laws or listing standards, as the Board determines.

          3.  Removal.  The entire Committee or any individual director on the Committee may be removed from office with or without cause by the affirmative vote of a majority of the Board.

          4.  Chairman.  The Board may designate a Chairman of the Committee. In the absence of such designation, the Committee may designate the Chairman of the Committee by majority vote of the Committee. From time to time the Chairman of the Committee may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

        III.    Procedures

          1.  Number of Meetings.  The Committee convenes at least four times each year, with additional meetings as appropriate.

          2.  Agenda.  The Chairman of the Committee establishes its agenda, with input from management, staff, the Chairman of the Board and other directors on the Committee and the Board as appropriate.

          3.  Executive Sessions.  As appropriate, the Committee may meet in executive sessions.

          4.  Delegation of Authority.

            a.     The Committee may create a subcommittee of the Committee consisting of one or more directors on the Committee and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards.

            b.     The Committee may delegate any of its duties and responsibilities to one or more directors on the Committee, another director or other persons, unless otherwise prohibited by applicable laws or listing standards.

            c.     Any subcommittee, director or other person will provide a written or oral report to the Committee regarding any activities undertaken pursuant to such delegation.

            d.     The Committee may terminate any such subcommittee and revoke any such delegation at any time.

          5.  Authority to Retain Advisors.  In the course of its duties, the Committee has sole authority, at HP's expense, to engage and terminate consultants or search firms, as the Committee deems advisable, and to identify director candidates, including the sole authority to approve the consultant or search firm's fees and other retention terms. The Committee also has the sole authority, at HP's expense, to engage and terminate other advisors as the Committee deems appropriate to carry out its duties, including the sole authority to approve such other advisor's fees and any other retention terms.

          6.  Charter Review.  The Committee annually reviews and reassesses the adequacy of this charter and submits any recommended changes to the charter to the Board for approval.

          7.  Performance Review.  The Committee annually undertakes an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this charter, and reports the results of such evaluation to the Board.

          8.  Reporting to the Board.  The Committee reports regularly to the Board with respect to the Committee's activities.

        IV.    Roles and Responsibilities

          1.  Board and Committee Composition.  The Committee has the following responsibilities related to the composition of the Board and committees of the Board:

            a.     Annually, with input from the Chairman of the Board and the Chief Executive Officer (the "CEO"), the Committee assesses the size and composition of the Board in light of the operating requirements of HP, including the development and review of the Board Composition Guidelines for approval by the Board, and makes recommendations to the Board with respect to candidates for election as directors by shareholders at HP's annual meeting.

            b.     The Committee works with the Chairman of the Board in identifying and recruiting new directors consistent with HP's Board Composition Guidelines and considers candidates proposed by shareholders as part of this process.

            c.     The Committee recommends to the Board the assignment of directors to committees of the Board to ensure that committee membership complies with the requirements of applicable laws and listing standards. Such recommendations take into account the experience, availability and preferences of the directors, as well as input from the Chairman of the Board and the CEO.

            d.     The Committee conducts a preliminary review of director independence and the financial literacy and expertise of Audit Committee members and nominees who may be asked to serve on the Audit Committee, and makes recommendations to the Board relating to such matters.

            e.     In conjunction with the Chairman of the Board and with input from the CEO, the Committee is responsible for and oversees the orientation program HP provides to new directors and makes recommendations regarding continuing education programs for directors, which may relate to corporate governance, trends in HP's industries or other appropriate topics.

          2.  Corporate Governance Principles.  The Committee is responsible for establishing and reviewing HP's corporate governance principles, including Corporate Governance Guidelines and related policies, taking into account best practices. The Committee will regularly review and make recommendations, as appropriate, to update the Corporate Governance Guidelines and related policies.

          3.  Charter Documents.  The Committee reviews proposed changes to HP's Certificate of Incorporation and Bylaws, and charters of the committees of the Board, and makes recommendations for any changes to the Board.

          4.  Shareholder Rights Issues.  The Committee assesses and makes recommendations to the Board regarding shareholder rights plans and other shareholder protections, as appropriate.

          5.  Outside Directorships.  The Committee reviews and approves, as appropriate, any requests from Section 16 executive officers, as defined in the Securities Exchange Act of 1934, as amended ("Section 16 Executive Officers"), to stand for election to any outside for-profit boards of directors.

          6.  Shareholder Proposals.  The Committee reviews shareholder proposals in conjunction with the Chairman of the Board and recommend Board responses.

          7.  Board, Committee and Management Evaluations.  In conjunction with the Chairman of the Board, the Committee oversees the annual self-evaluation of the Board and its committees. The Committee also ensures that an annual evaluation of the CEO is conducted by the Chairman of the Board, in conjunction with the HR and Compensation Committee, with input from all Board members. The Committee also evaluates senior management in coordination with the HR and Compensation Committee.

          8.  Requests for Permissive Indemnification.  The Committee reviews claims for permissive indemnification under Article VI of HP's Bylaws, provided that the Committee may delegate to such employee or employees of HP as it deems appropriate such claims that:

            a.     are in the ordinary course of business,

            b.     do not involve a material financial commitment by HP, and

            c.     do not involve Section 16 Executive Officers or directors.

          Such employee or employees will report to the Committee on any activities pursuant to such delegation.

          9.  Charters for Committees of the Board.  The Committee reviews any proposed changes to the charters of any other committees of the Board and submits any recommended changes to such charters to the Board for approval.

          10.  General.  The Committee performs such other duties and carry out such responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

APPENDIX D

HEWLETT-PACKARD COMPANY
2005 PAY-FOR-RESULTS PLAN

        1.    Purpose.

        The purpose of this Plan is to provide certain employees of HP and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria. This Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m).

        2.    Definitions.

          (b)   "Affiliate" means (i) any entity that, directly or indirectly, is controlled by HP and (ii) any entity in which HP has a significant equity interest.

          (c)   "Board" means the Board of Directors of HP.

          (d)   "Bonus" means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 8 below.

          (e)   "Bonus Formula" means as to any Performance Period, the formula established by the Committee pursuant to Section 6 in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures. The formula may differ from Participant to Participant or business group to business group. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Measures have been achieved.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" means the HR and Compensation Committee of the Board who shall qualify as "outside directors" within the meaning of Code Section 162(m).

          (h)   "Fiscal Year" means the twelve-month period from November 1 through October 31.

          (i)    "HP" means Hewlett-Packard Company, a Delaware corporation.

          (j)    "Participant" means a Section 16 Officer.

          (k)   "Performance-Based Compensation" means compensation that qualifies as "performance-based compensation" within the meaning of Code Section 162(m).

          (l)    "Performance Measure" means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either HP as a whole or to a region, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, and may be determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") or adjusted to exclude any or all non-GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders' equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit, or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals and employee metrics.

          (m)  "Performance Period" means any Fiscal Year or such other period as determined by the Committee.

          (n)   "Plan" means this Hewlett-Packard Company 2005 Pay-for-Results Plan.

          (o)   "Plan Committee" means the committee to which the Committee delegates certain authority to act on various HP compensation and benefit matters.

          (p)   "Predetermination Date" means, for a Performance Period, (i) the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time; or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

          (q)   "Section 16 Officer" means an employee of HP or its Affiliates who is considered an officer of HP within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        3.    Eligibility.

        The individuals eligible to participate in this Plan for a given Performance Period shall be Section 16 Officers.

        4.    Plan Administration.

          (a)   The Committee shall be responsible for the requirements for qualifying compensation as Performance-Based Compensation. Subject to the limitations on Committee discretion imposed under Code Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder. The Plan Committee shall be responsible for the general administration and interpretation of this Plan and for carrying out its provisions, including the authority to construe and interpret the terms of this Plan, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of Plan participation and distribution of Bonuses and adopt rules, regulations and to take such actions as it deems necessary or desirable for the proper administration of this Plan. The Plan Committee may delegate its administrative tasks to HP employees or others as appropriate for proper administration of this Plan.

          (b)   Any rule or decision by the Committee, Plan Committee or its delegate(s) that is not inconsistent with the provisions of this Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

        5.    Term.

        This Plan shall be effective as of November 1, 2005. Notwithstanding the foregoing, this Plan shall terminate unless it is approved at the next HP annual stockholders meeting following the date that the Board adopts this Plan. Once approved by HP's stockholders, this Plan shall continue until the earlier of (i) a termination under Section 9 of this Plan, (ii) the date any stockholder approval requirement under Code Section 162(m) ceases to be met or (iii) the date that is five years after the stockholder meeting in fiscal 2006.

        6.    Bonuses.

        Prior to the Predetermination Date for a Performance Period, the Committee shall designate or approve in writing, the following:

          (a)   Performance Period;

          (b)   Positions or names of employees who will be Participants for the Performance Period;

          (c)   Targeted goals for selected Performance Measures during the Performance Period; and

          (d)   Applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

        7.    Determination of Amount of Bonus.

          (a)   Calculation. After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula. The aggregate Bonus(es) payable to any Participant during any Fiscal Year shall not exceed U.S.$10 Million.

          The Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude any of the following events that occurs during a Performance Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any HP press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items.

          (b)   Right to Receive Payment.    Each Bonus under this Plan shall be paid solely from general assets of HP and its Affiliates. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        8.    Payment of Bonuses.

          (a)   Timing of Distributions.    HP and its Affiliates shall distribute amounts payable to Participants as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan or any other HP approved deferred compensation plan or arrangement.

          (b)   Payment.    The payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee on HP's or its Affiliate's payroll on the last day of each applicable Performance Period, subject to the following:

            (i)    Leave of Absence or Non-Pay Status.    A Participant may receive a Bonus while on an approved leave of absence or non-pay status. Such Bonus shall be prorated in a manner that HP determines in it sole discretion.

            (ii)   Disability, Workforce Restructuring, Voluntary Severance Incentive Program, Divestiture or Retirement.    A Participant who terminates due to disability, participation in a workforce restructuring or voluntary severance incentive program, divestiture or retirement under HP's retirement policies may receive a prorated Bonus; the method in which a Bonus is prorated shall be determined by HP in its sole discretion.

            (iii)  Death.    The estate of a Participant who dies prior to the end of a Performance Period or after the end of a Performance Period but prior to payment may receive a Bonus or prorated Bonus; the method in which a Bonus is prorated shall be determined by HP in its sole discretion.

          (c)   Change in Status.    A Participant who has a change in status that results in being ineligible to participate in this Plan or eligible in more than one variable pay plan, including this Plan, in a Performance Period may receive a prorated Bonus, if any (as determined by the Committee at the end of the Performance Period), under this Plan; the method in which a Bonus is prorated shall be determined by HP in its sole discretion.

          (d)   Code Section 409A.    To the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee or Plan Committee.

        9.    Amendment and Termination.

          (a)   The Committee may amend, modify, suspend or terminate this Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Plan or in any Bonus granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. Notwithstanding the foregoing, the Plan Committee may any amend, modify, suspend or terminate this Plan if any such action is required by law. To the extent required under applicable law, including Code Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

          (b)   In the case of Participants employed outside the United States, HP or its Affiliate may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

        10.    Withholding.

        Distributions pursuant to this Plan shall be subject to all applicable taxes and contributions required by law to be withheld in accordance with procedures established by HP.

        11.    No Additional Participant Rights.

        The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of HP or any of its Affiliates, and the right of HP and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to HP, with or without cause, is specifically reserved. No person shall have claim to a Bonus under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. The benefits provided for Participants under this Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with HP or one of its Affiliates, in accordance with the terms and conditions of the Participant's employment agreement.

        12.    Successors.

        All obligations of HP or its Affiliates under this Plan, with respect to awards granted hereunder, shall be binding on any successor to HP, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of HP.

        13.    Nonassignment.

        The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

        14.    Severability.

        If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect. Furthermore, if any provision of this Plan would cause Bonuses not to constitute Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

        15.    Governing Law.

        This Plan shall be governed by the laws of the State of Delaware.

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 12:30 p.m.	Meeting begins: 2:00 p.m.
•
HP stockholders, including joint holders, as of the close of business on January 17, 2006 are entitled to attend the annual meeting on March 15, 2006

•
All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•
If you are a record holder or a participant in the HP 401(k) Plan or the Share Ownership Plan, your share ownership will be verified against a list of record holders or plan participants as of the record date prior to your being admitted to the annual meeting

•
If you are a street name holder (i.e., you hold your shares through a broker, trustee or nominee) you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to January 17, 2006, a copy of your voting instruction card or other evidence of ownership

•
Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on January 17, 2006

•
Failure to present identification or otherwise comply with the above procedures will result in exclusion from the annual meeting

•
Please allow ample time for check-in

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!
PLEASE RETURN YOUR PROXY CARD OR VOTING INSTRUCTION
CARD FOR THE ANNUAL MEETING TODAY

•
Directions to:

Hyatt Regency Century Plaza
2025 Avenue of the Stars, Los Angeles, California, USA 310 228 1234
http://centuryplaza.hyatt.com/hyatt/hotels/

From Los Angeles International Airport

Take Century Boulevard East to the San Diego Freeway (Interstate 405) North and exit at Santa Monica Boulevard. Turn right onto Santa Monica Boulevard, proceed 2 miles, and turn right onto Avenue of the Stars. The hotel is located 2 blocks ahead, on the right.

From East

Take Interstate 10 West past downtown Los Angeles. Exit at Overland Avenue and turn right. Proceed 1 mile to Pico and turn right. Proceed 1 mile to Avenue of the Stars and turn left.

From North

Take Highway 101 South to I-405 South. Exit I-405 onto Santa Monica Boulevard and turn left. Turn right onto Avenue of the Stars. The hotel is located 2 blocks ahead, on the right.

From South

Take Interstate 5 North to I-405. Follow I-405 North to Santa Monica Boulevard and turn right. Proceed 2 miles to Avenue of the Stars and turn right. The hotel is located 2 blocks ahead, on the right.

4AA0-3336 ENW

HEWLETT-PACKARD COMPANY

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

\/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED \/

P    R    O    X    Y

HEWLETT-PACKARD COMPANY

ANNUAL MEETING OF STOCKHOLDERS-MARCH 15, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patricia C. Dunn, Mark V. Hurd and Ann O. Baskins, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on January 17, 2006, at the Annual Meeting of Stockholders to be held at the Hyatt Regency Century Plaza, Los Angeles, California, at 2:00 p.m., local time, on Wednesday, March 15, 2006, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in proposal 1, for proposals 2 and 3 and against proposals 4 and 5. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 12, 2006 in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE 2006 PROXY STATEMENT AND ACCOMPANYING MATERIALS
AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone-Call toll-free in the U.S. or Canada at 1-866-209-1711, on a touch-tone telephone. If outside the U.S. or Canada, call 215-521-1340. Please follow the simple instructions.

OR

2.
Vote by Internet-Access https://www.proxyvotenow.com/hpq, and follow the simple instructions. Please note you must type an "s" after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail-If you do not wish to vote by telephone or over the Internet, please complete, sign and date the proxy card, and return it in the envelope provided or mail it to Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

\/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSALS 4 AND 5.

1.	Election of directors: 01-P.C. Dunn, 02-L.T. Babbio, Jr., 03-S.M. Baldauf, 04-R.A. Hackborn, 05-J.H. Hammergren, 06-M.V. Hurd, 07-G.A. Keyworth II, 08-T.J. Perkins, 09-R.L. Ryan, 10-L.S. Salhany, 11-R.P. Wayman	FOR		WITHHOLD
	Instruction: To withhold authority for individual nominee(s), print name(s):	☐		☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2006	☐	☐	☐
3.	Proposal to approve the Hewlett-Packard Company 2005 Pay-for-Results Plan	☐	☐	☐
4.	Stockholder proposal entitled "Director Election Majority Vote Standard Proposal"	☐	☐	☐
5.	Stockholder proposal entitled "Recoup Unearned Management Bonuses"	☐	☐	☐
☐ Address change (mark below)
Signature
Signature
Title
Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.

QuickLinks

2006 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
QUESTIONS AND ANSWERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF THE HEWLETT-PACKARD COMPANY 2005 PAY-FOR-RESULTS PLAN
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL ENTITLED DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL
MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL
PROPOSAL NO. 5 STOCKHOLDER PROPOSAL ENTITLED RECOUP UNEARNED MANAGEMENT BONUSES
MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
Long-Term Incentive Plans—Awards In Last Fiscal Year
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
PENSION PLAN
Estimated Annual Benefits(1)(2)
REPORT OF THE HR AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPHS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX A
Hewlett-Packard Company Board of Directors Audit Committee Charter
APPENDIX B Hewlett-Packard Company Board of Directors HR and Compensation Committee Charter
APPENDIX C Hewlett-Packard Company Board of Directors Nominating and Governance Committee Charter
APPENDIX D
HEWLETT-PACKARD COMPANY 2005 PAY-FOR-RESULTS PLAN
IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING